UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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PASSAGE BIO, INC.

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PASSAGE BIO, INC.

One Commerce Square

2005 Market Street, 39th Floor

Philadelphia, PA 19103

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held May 27, 2021

To Our Stockholders:

NOTICE IS HEREBY GIVEN that the 2021 Annual Meeting of Stockholders of Passage Bio, Inc. will be held via a virtual meeting due to the public health and travel concerns our stockholders may have and recommendations that public health officials have issued and may issue in light of the coronavirus (COVID-19) pandemic. You will be able to participate in the 2021 Annual Meeting and vote during the 2021 Annual Meeting via live webcast by visiting www.virtualshareholdermeeting.com/PASG2021 on Thursday, May 27, 2021 at 4:30 p.m. Eastern Time. It is important that you retain a copy of the control number found on the proxy card or voting instruction form, as such number will be required in order for stockholders to gain access to the virtual meeting.

We are holding the meeting for the following purposes, which are more fully described in the accompanying proxy statement:

1.	To elect three Class I directors, each to serve a three-year term through the third annual meeting of stockholders following this meeting and until a successor has been elected and qualified or until earlier resignation or removal.
2.	To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021.

In addition, stockholders may be asked to consider and vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

Only stockholders of record at the close of business on April 5, 2021 are entitled to receive notice of, and to vote at, the meeting and any adjournments thereof. On or about April 14, 2021, we expect to mail to stockholders a Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”) containing instructions on how to access our proxy statement for our 2021 Annual Meeting and our 2020 Annual Report on Form 10-K to stockholders. The Notice of Internet Availability also provides instructions on how to vote through the internet or by telephone and includes instructions on how to receive paper copies of the proxy materials by mail, if desired.

For ten days prior to the meeting, a complete list of the stockholders entitled to vote at the meeting will be available upon request by any stockholder for any purpose relating to the meeting. Stockholders can request the list of stockholders through our investor relations website at https://investors.passagebio.com/investor-resources/investor- contact.

The stockholder list will also be available during the virtual meeting via www.virtualshareholdermeeting.com/PASG2021.

Your vote as a Passage Bio, Inc. stockholder is very important. Each share of common stock that you own represents one vote.

For questions regarding your stock ownership, you may contact our Corporate Secretary at ccale@passagebio.com or, if you are a registered holder, our transfer agent, Computershare Trust Company, N.A. by email through their website at www.computershare.com/contactus or by phone at (800) 736- 3001 Whether or not you expect to attend the meeting, we encourage you to read the proxy statement and vote through the internet or by telephone, or to request, sign and return your proxy card as soon as possible, so that your shares may be represented at the meeting. For specific instructions on how to vote your shares, please refer to the section entitled “General Proxy Information” in the proxy statement.

By Order of the Board of Directors,

Bruce Goldsmith, Ph.D.
Chief Executive Officer and President

Philadelphia, Pennsylvania

April 14, 2021

Important Notice Regarding the Availability of Proxy Materials for the virtual Annual Meeting of Stockholders to be held on May 27, 2021: the Proxy Statement and our 2020 Annual Report on Form 10-K are available at www.ProxyVote.com. You will need the control number included on your proxy card or voting instruction form, or included in the e-mail to you if you received the proxy materials by e-mail, as such number will be required in order for stockholders to gain access to the virtual meeting.

PASSAGE BIO, INC.

PROXY STATEMENT FOR 2021 ANNUAL MEETING OF STOCKHOLDERS

PASSAGE BIO, INC.

One Commerce Square

2005 Market Street, 39th Floor

Philadelphia, PA 19103

PROXY STATEMENT FOR THE 2021 ANNUAL MEETING OF STOCKHOLDERS

April 14, 2021

INFORMATION ABOUT SOLICITATION AND VOTING

The accompanying proxy is solicited on behalf of the Board of Directors of Passage Bio, Inc. (Passage Bio or the Company) for use at Passage Bio’s 2021 Annual Meeting of Stockholders (Annual Meeting) to be held via a virtual meeting due to the public health and travel concerns our stockholders may have and recommendations that public health officials have issued and may issue in light of the coronavirus (COVID-19) pandemic. You will be able to participate in the Annual Meeting and vote during the Annual Meeting via live webcast by visiting www.virtualshareholdermeeting.com/PASG2021 on Thursday, May 27, 2021 at 4:30 p.m. Eastern Time, and any adjournment or postponement thereof. You will need the control number included on your proxy card or voting instruction form, or included in the e-mail to you if you received the proxy materials by e-mail, as such number will be required in order for stockholders to gain access to the virtual Annual Meeting.

We are making this proxy statement, the accompanying form of proxy and our Annual Report on Form 10-K for the year ended December 31, 2020 first available to stockholders on or about April 14, 2021. An electronic copy of this proxy statement and Annual Report on Form 10-K are available at https://investors.passagebio.com/financials-and-filings/sec- filings.

Internet Availability of Proxy Materials

Under rules adopted by the U.S. Securities and Exchange Commission (the “SEC”), we are furnishing proxy materials to our stockholders primarily via the internet, instead of mailing printed copies to each stockholder. On or about April 14, 2021, we expect to send to our stockholders a Notice of Internet Availability containing instructions on how to access our proxy materials, including our proxy statement and our Annual Report on Form 10-K. The Notice of Internet Availability also provides instructions on how to vote through the internet or by telephone and includes instructions on how to receive paper copies of the proxy materials by mail or an electronic copy of the proxy materials by email.

This process is designed to reduce our environmental impact and lower the costs of printing and distributing our proxy materials without impacting our stockholders’ timely access to this important information. However, if you would prefer to receive printed proxy materials, please follow the instructions included in the Notice of Internet Availability.

GENERAL INFORMATION ABOUT THE MEETING

Purpose of the Annual Meeting

At the Annual Meeting, stockholders will act upon the proposals described in this proxy statement. In addition, we will consider any other matters that are properly presented for a vote at the meeting. We are not aware of any other matters to be submitted for consideration at the meeting. If any other matters are properly presented for a vote at the meeting, the persons named in the proxy, who are officers of the company, have the authority in their discretion to vote the shares represented by the proxy.

Record Date; Quorum

Only holders of record of common stock at the close of business on April 5, 2021, the record date, will be entitled to vote at the Annual Meeting. At the close of business on April 5, 2021, 53,977,484 shares of common stock were outstanding and entitled to vote.

The holders of a majority of the voting power of the shares of stock entitled to vote at the Annual Meeting as of the record date must be present or represented by proxy at the Annual Meeting in order to hold the meeting and conduct business. This presence is called a quorum. Your shares are counted as present at the Annual Meeting if you are present and vote online at the virtual Annual Meeting or if you have properly submitted a proxy.

GENERAL PROXY INFORMATION

Voting Rights; Required Vote

Each holder of shares of common stock is entitled to one vote for each share of common stock held as of the close of business on April 5, 2021, the record date. You may vote all shares owned by you at such date, including (1) shares held directly in your name as the stockholder of record and (2) shares held for you as the beneficial owner in street name through a broker, bank, trustee or other nominee. Dissenters’ rights are not applicable to any of the matters being voted on.

Stockholder of Record: Shares Registered in Your Name. If on April 5, 2021, your shares were registered directly in your name with our transfer agent, Computershare Trust Company, N.A., then you are considered the stockholder of record with respect to those shares. As a stockholder of record, you may vote at the Annual Meeting, or vote in advance through the internet or by telephone, or if you request to receive paper proxy materials by mail, by filling out and returning the proxy card.

Beneficial Owner: Shares Registered in the Name of a Broker or Nominee. If on April 5, 2021, your shares were held in an account with a brokerage firm, bank or other nominee, then you are the beneficial owner of the shares held in street name. As a beneficial owner, you have the right to direct your broker on how to vote the shares held in your account, and your broker has enclosed or provided voting instructions for you to use in directing it on how to vote your shares. Because the brokerage firm, bank or other nominee that holds your shares is the stockholder of record, if you wish to attend the Annual Meeting and vote your shares, you must obtain a valid proxy from the firm that holds your shares giving you the right to vote the shares at the Annual Meeting.

Each director will be elected by a plurality of the votes cast at the Annual Meeting. This means that the three individuals nominated for election to the Board of Directors at the Annual Meeting receiving the highest number of “FOR” votes will be elected. You may either vote “FOR” one, two or all of the nominees or “WITHHOLD” your vote with respect to one, two or all of the nominees. You may not cumulate votes in the election of directors. Approval of the ratification of the appointment of our independent registered public accounting firm will be obtained if the holders of a majority of the votes cast at the Annual Meeting vote “FOR” the proposal.

A proxy submitted by a stockholder may indicate that the shares represented by the proxy are not being voted (stockholder withholding) with respect to a particular matter. In addition, a broker may not be permitted to vote on shares held in street name on a particular matter in the absence of instructions from the beneficial owner of the stock (broker non-vote). The shares subject to a proxy which are not being voted on a particular matter because of either stockholder withholding or broker non-votes will count for purposes of determining the presence of a quorum, but are not treated as votes cast and, therefore, will have no effect on the election of directors, or the ratification of the appointment of KPMG LLP. Abstentions are voted neither “for” nor “against” a matter, and, therefore, will have no effect on the election of directors or the ratification of the appointment of KPMG LLP, but are counted in the determination of a quorum.

Recommendations of the Board of Directors on Each of the Proposals Scheduled to be Voted on at the Annual Meeting

The Board of Directors recommends that you vote FOR the election of each of the Class I directors named in this proxy statement (Proposal 1) and FOR the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021 (Proposal 2).

None of the directors or executive officers has any substantial interest in any matter to be acted upon, other than elections to office with respect to the directors nominated in Proposal 1.

Voting Instructions; Voting of Proxies

If you are a stockholder of record, you may:

●	vote online at the Annual Meeting –attend the Annual Meeting online and follow the instructions posted at www.virtualshareholdermeeting.com/PASG2021. You will need the control number included on your proxy card or voting instruction form, or included in the e-mail to you if you received the proxy materials by e-mail;
●	vote through the internet or by telephone – in order to do so, please follow the instructions shown on your proxy card or Notice of Internet Availability; or
●	vote by mail – if you request or receive a paper proxy card and voting instructions by mail, simply complete, sign and date the proxy card and return it as soon as possible before the Annual Meeting in the envelope provided.

Votes submitted through the internet or by telephone must be received by 11:59 p.m., Eastern Time, on May 26, 2021. Submitting your proxy, whether by telephone, through the internet or by mail if you requested or received a paper proxy card, will not affect your right to vote online should you decide to attend the virtual Annual Meeting. If you are not the stockholder of record, please refer to the voting instructions provided by your nominee to direct how to vote your shares. For Proposal 1, you may either vote “FOR” all of the nominees to the Board of Directors, or you may withhold your vote from any nominee you specify. For Proposal 2, you may vote “FOR” or “AGAINST” or “ABSTAIN” from voting. Your vote is important. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure that your vote is counted.

All proxies will be voted in accordance with the instructions specified on the proxy card. If you sign a physical proxy card and return it without instructions as to how your shares should be voted on a particular proposal at the Annual Meeting, your shares will be voted in accordance with the recommendations of our Board of Directors stated above.

If you do not vote and you hold your shares in street name, and your broker does not have discretionary power to vote your shares, your shares may constitute “broker non-votes” (as described above) and will not be counted in determining the number of shares necessary for approval of the proposals. However, shares that constitute broker non-votes will be counted for the purpose of establishing a quorum for the Annual Meeting.

If you receive more than one proxy card or Notice of Internet Availability, your shares are registered in more than one name or are registered in different accounts. To make certain all of your shares are voted, please follow the instructions included on each proxy card or Notice of Internet Availability and vote each proxy card by telephone, through the internet or by mail. If you requested or received paper proxy materials by mail, please complete, sign, date and return each proxy card to ensure that all of your shares are voted.

Expenses of Soliciting Proxies

We will pay the expenses associated with soliciting proxies. Following the original distribution and mailing of the solicitation materials, we or our agents may solicit proxies by mail, email, telephone, facsimile, by other similar means, or in person. Our directors, officers and other employees, without additional compensation, may solicit proxies personally or in writing, by telephone, email or otherwise. Following the original distribution and mailing of the solicitation materials, we will request brokers, custodians, nominees and other record holders to forward copies of those materials to persons for whom they hold shares and to request authority for the exercise of proxies. In such cases, we, upon the request of the record holders, will reimburse such holders for their reasonable expenses. If you choose to access the proxy materials and/or vote through the internet, you are responsible for any internet access charges you may incur.

Revocability of Proxies

A stockholder of record who has given a proxy may revoke it at any time before the closing of the polls by the inspector of elections at the Annual Meeting by:

●	delivering to our Corporate Secretary (by any means, including facsimile) a written notice stating that the proxy is revoked;
●	signing and delivering a proxy bearing a later date;
●	voting again through the internet or by telephone; or
●	attending and voting online at the Annual Meeting by following the instructions posted at www.virtualshareholdermeeting.com/PASG2021 (although attendance at the Annual Meeting will not, by itself, revoke a proxy).

Please note, however, that if your shares are held of record by a brokerage firm, bank or other nominee, and you wish to revoke a proxy, you must contact that firm to revoke or change any prior voting instructions.

Electronic Access to the Proxy Materials

The Notice of Internet Availability will provide you with instructions regarding how to:

●	view our proxy materials for the meeting through the internet;
●	instruct us to mail paper copies of our current or future proxy materials to you; and
●	instruct us to send our current or future proxy materials to you electronically by email.

Choosing to receive your future proxy materials by email will reduce the impact of our annual meetings of stockholders on the environment and lower the costs of printing and distributing our proxy materials. If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by email will remain in effect until you terminate it.

Voting Results

Voting results will be tabulated and certified by the inspector of elections appointed for the Annual Meeting. The final results will be tallied by the inspector of elections and filed with the SEC in a Current Report on Form 8-K within four business days of the Annual Meeting.

Implications of Being an “Emerging Growth Company” and “Smaller Reporting Company”

We are an “emerging growth company” as that term is used in the Jumpstart Our Business Startups Act of 2012, and a “smaller reporting company” as defined under Rule 405 of the Securities Act of 1933, and, as such, have elected to comply with certain reduced public company reporting requirements. These reduced reporting requirements include reduced disclosure about the company’s executive compensation arrangements and no requirement to have non-binding advisory votes on executive compensation.

CORPORATE GOVERNANCE STANDARDS AND DIRECTOR INDEPENDENCE

We are committed to good corporate governance practices. These practices provide an important framework within which our Board of Directors and management pursue our strategic objectives for the benefit of our stockholders.

Corporate Governance Guidelines

Our Board of Directors has adopted Corporate Governance Guidelines that set forth expectations for directors, director independence standards, Board committee structure and functions, and other policies for the governance of the company. Our Corporate Governance Guidelines are available without charge on the investor relations section of our website at https://investors.passagebio.com/corporate-governance/documents-and-charters.

Board Composition and Leadership Structure

The positions of Chief Executive Officer and Chair of our Board of Directors are held by two different individuals (Bruce Goldsmith, Ph.D. and Tadataka Yamada, M.D., respectively). This structure allows our Chief Executive Officer to focus on our day-to-day business while our Chair leads our Board of Directors in its fundamental role of providing advice to and independent oversight of management. Our Board of Directors believes such separation is appropriate, as it enhances the accountability of the Chief Executive Officer to the Board of Directors and strengthens the independence of the Board of Directors from management.

Board’s Role in Risk Oversight

Our Board of Directors believes that open communication between management and the Board of Directors is essential for effective risk management and oversight. Our Board of Directors meets with our Chief Executive Officer and other members of the senior management team at least quarterly at Board of Director meetings, where, among other topics, they discuss strategy and risks in the context of reports from the management team and evaluate the risks inherent in significant transactions. While our Board of Directors is ultimately responsible for risk oversight, our Board committees assist the Board of Directors in fulfilling its oversight responsibilities in certain areas of risk. The Audit Committee assists our Board of Directors in fulfilling its oversight responsibilities with respect to risk management in the areas of internal control over financial reporting, disclosure controls and procedures and certain corporate, legal and regulatory risks. The Compensation Committee assists our Board of Directors in assessing risks created by the incentives inherent in our compensation policies. The Nominating and Governance Committee assists our Board of Directors in fulfilling its oversight responsibilities with respect to corporate governance and the management of certain corporate, legal and regulatory risks.

Director Independence

Our common stock is listed on the Nasdaq Global Market. Under the rules of the Nasdaq Stock Market, independent directors must constitute a majority of a listed company’s Board of Directors. In addition, the rules of the Nasdaq Stock Market require that, subject to specified exceptions, each member of a listed company’s Audit, Compensation and Nominating and Governance Committees must be an “independent director”. Under the rules of the Nasdaq Stock Market, a director will only qualify as an “independent director” if, in the opinion of that company’s Board of Directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Additionally, Compensation Committee members must not have a relationship with the listed company that is material to the director’s ability to be independent from management in connection with the duties of a Compensation Committee member.

Audit Committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended (Exchange Act).

Our Board of Directors has undertaken a review of the independence of each director and considered whether each director has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. As a result of this review, our Board of Directors determined that Athena

Countouriotis, Maxine Gowen, Patrick Heron, Saqib Islam, Sandip Kapadia, Liam Ratcliffe, Tom Woiwode and Tadataka Yamada, representing eight of our nine incumbent directors, are “independent directors” as defined under the applicable rules and regulations of the SEC and the listing requirements and rules of the Nasdaq Stock Market. Our Board of Directors has also determined that Derrell Porter, a nominee for our Board of Directors, is an “independent director” as defined under the applicable rules and regulations of the SEC and the listing requirements and rules of the Nasdaq Stock Market. In making these determinations, our Board of Directors reviewed and discussed information provided by the directors and us with regard to each directors’ business and personal activities and relationships as they may relate to us and our management, including the beneficial ownership of our capital stock by each non-employee director and any affiliates.

Committees of Our Board of Directors

Our Board of Directors has established an Audit Committee, a Compensation Committee and a Nominating and Governance Committee, each of which has the composition and responsibilities described below. Members serve on these committees until their resignation or until otherwise determined by our Board of Directors. Each of these committees has a written charter, copies of which are available without charge on the investor relations section of our website at https://investors.passagebio.com/corporate-governance/documents-and-charters.

Audit Committee

●	Our Audit Committee is composed of Mr. Kapadia, Mr. Islam, and Mr. Heron. Mr. Kapadia is the Chair of our Audit Committee. Following our Annual Meeting, we expect to appoint Dr. Porter to our Audit Committee. The composition of our Audit Committee meets the requirements for independence under the current Nasdaq Stock Market and SEC rules and regulations. Each member of our Audit Committee is financially literate. In addition, our Board of Directors has determined that Mr. Kapadia is an “audit committee financial expert” as defined in Item 407(d)(5)(ii) of Regulation S- K promulgated under the Securities Act. Our Audit Committee is directly responsible for, among other things:
●	selecting and hiring our independent registered public accounting firm;
●	the qualifications, independence and performance of our independent auditors;
●	the preparation of the audit committee report to be included in our annual proxy statement;
●	our compliance with certain legal and regulatory requirements, including disclosure controls;
●	our accounting and financial reporting processes, including our financial statement audits and the integrity of our financial statements; and
●	reviewing and approving related-person transactions.

Compensation Committee

Our Compensation Committee is composed of Dr. Woiwode, Dr. Countouriotis and Dr. Yamada. Dr. Woiwode is the Chair of our Compensation Committee. The composition of our Compensation Committee meets the requirements for independence under the current Nasdaq Stock Market and SEC rules and regulations. Our Compensation Committee is responsible for, among other things:

●	evaluating, recommending, approving and reviewing executive officer compensation arrangements, plans, policies and programs;
●	evaluating and providing input for non-employee director compensation arrangements for determination by the Board;

●	providing oversight for our cash-based and equity-based compensation plans; and
●	compliance with regulatory requirements associated with the compensation of directors, officers and employees.

The Compensation Committee has the sole authority and responsibility, subject to any approval by the Board of Directors which the Compensation Committee or legal counsel determines to be desirable or required by applicable law or the Nasdaq rules, to determine all aspects of executive compensation packages for the Chief Executive Officer and other executive officers. The Compensation Committee also makes recommendations to our Board of Directors regarding the form and amount of compensation of non-employee directors. The Compensation Committee may take into account the recommendations of the Chief Executive Officer with respect to compensation of the other executive officers, and the recommendations of the Board of Directors or any member of the Board of Directors with respect to compensation of the Chief Executive Officer and other executive officers.

The Compensation Committee engaged an independent executive compensation consulting firm, Radford, which is part of the Rewards Solutions practice at Aon plc, to evaluate our executive compensation and Board of Directors compensation program and practices and to provide advice and ongoing assistance on these matters for the fiscal year ended December 31, 2020. Specifically, Radford was engaged to:

●	provide compensation-related data for a peer group of companies to serve as a basis for assessing competitive compensation practices;
●	review and assess our current Board of Directors, Chief Executive Officer and other executive officer compensation policies and practices and equity profile, relative to market practices;
●	review and assess our current executive compensation program relative to market to identify any potential changes or enhancements to be brought to the attention of the Compensation Committee; and
●	review market practices regarding base salary, bonus and equity programs.

Representatives of Radford met informally with the Chair of the Compensation Committee and attended the regular meetings of the Compensation Committee, including executive sessions from time to time without any members of management present. During the fiscal year ended December 31, 2020, Radford worked directly with the Compensation Committee (and not on behalf of management) to assist the committee in satisfying its responsibilities and undertook no projects for management without the committee’s prior approval. The Compensation Committee has determined that none of the work performed by Radford during the fiscal year ended December 31, 2020 raised any conflict of interest.

Nominating and Governance Committee

Our Nominating and Governance Committee is composed of Dr. Ratcliffe, Mr. Heron and Dr. Yamada. Dr. Ratcliffe is the Chair of our Nominating and Governance Committee. Following our Annual Meeting, we expect to appoint Ms. Gowen to our Nominating and Governance Committee. Our Nominating and Governance Committee is responsible for, among other things:

●	identifying, considering and recommending candidates for membership on our Board of Directors;
●	overseeing the process of evaluating the performance of our Board of Directors; and
●	advising our Board of Directors on corporate governance matters and certain corporate, legal and regulatory risks.

Codes of Conduct and Ethics

Our Board of Directors has adopted a code of conduct and ethics that applies to all of our employees, officers and directors, including our Chief Executive Officer, Chief Financial Officer and other executive and senior financial officers. We intend to disclose future amendments to certain provisions of our code of conduct and ethics, or waivers of these provisions, on our website or in public filings to the extent required by the applicable rules. The full text of our code of conduct and ethics is posted on the investor relations section of our website at https://investors.passagebio.com/corporate-governance/documents-and-charters.

Anti-hedging

We have adopted an Insider Trading Policy that that applies to all of our employees, officers and directors, including our Chief Executive Officer and other executive officers, which prohibits such individuals from purchasing financial instruments, or otherwise engaging in transactions, that hedge or offset, or are designed to hedge or offset, any decrease in market value of our common stock, such as prepaid variable forward contracts, equity swaps, collars, forward sale contracts and exchange funds.

Compensation Committee Interlocks and Insider Participation

During 2020, Dr. Woiwode, Dr. Countouriotis and Dr. Yamada served on our Compensation Committee. None of our current executive officers has served as a member of the Board of Directors, or as a member of the Compensation or similar committee, of any entity that has one or more executive officers who served on our Board of Directors or Compensation Committee during the fiscal year ended December 31, 2020.

Board and Committee Meetings and Attendance

The Board of Directors and its committees meet regularly throughout the year and also hold special meetings and act by written consent from time to time. During 2020, the Board of Directors held eight meetings including telephonic meetings; the Audit Committee held six meetings; the Compensation Committee held five meetings; and the Nominating and Governance Committee held three meeting. During 2020, none of the directors attended fewer than 75% of the aggregate of the total number of meetings held by the Board of Directors during his or her tenure and the total number of meetings held by all committees of the Board of Directors on which such director served during his or her tenure. The independent members of the Board of Directors also meet separately without management directors on a regular basis to discuss such matters as the independent directors consider appropriate.

Board Attendance at Annual Stockholders’ Meeting

We invite and encourage each member of our Board of Directors to attend our annual meetings of stockholders. We do not have a formal policy regarding attendance of our annual meetings of stockholders by the members of our Board of Directors.

Communication with Directors

Stockholders and interested parties who wish to communicate with our Board of Directors, non-management members of our Board of Directors as a group, a committee of the Board of Directors or a specific member of our Board of Directors (including our Chair) may do so by letters addressed to:

Passage Bio, Inc.

c/o Corporate Secretary

One Commerce Square

2005 Market Street, 39th Floor

Philadelphia, PA 19103

All communications by letter addressed to the attention of our Corporate Secretary will be reviewed by the Corporate Secretary and provided to the members of the Board of Directors unless such communications are unsolicited items, sales materials and other routine items and items unrelated to the duties and responsibilities of the Board of Directors.

Considerations in Evaluating Director Nominees

The Nominating and Governance Committee is responsible for identifying, considering and recommending candidates to the Board of Directors for Board membership. A variety of methods are used to identify and evaluate director nominees, with the goal of maintaining and further developing a diverse, experienced and highly qualified Board of Directors. Candidates may come to our attention through current members of our Board of Directors, professional search firms, stockholders or other persons.

The Nominating and Governance Committee will recommend to the Board of Directors for selection all nominees to be proposed by the Board of Directors for election by the stockholders, including approval or recommendation of a slate of director nominees to be proposed by the Board of Directors for election at each annual meeting of stockholders, and will recommend all director nominees to be appointed by the Board of Directors to fill interim director vacancies.

Our Board of Directors encourages selection of directors who will contribute to the company’s overall corporate goals. The Nominating and Governance Committee may from time to time review and recommend to the Board of Directors the desired qualifications, expertise and characteristics of directors, including such factors as business experience, diversity and personal skills in life sciences and biotechnology, finance, marketing, financial reporting and other areas that are expected to contribute to an effective Board of Directors. Exceptional candidates who do not meet all of these criteria may still be considered. In evaluating potential candidates for the Board of Directors, the Nominating and Governance Committee considers these factors in the light of the specific needs of the Board of Directors at that time.

In addition, under our Corporate Governance Guidelines, a director is expected to spend the time and effort necessary to properly discharge such director’s responsibilities. Accordingly, a director is expected to regularly attend meetings of the Board of Directors and committees on which such director sits, and to review prior to meetings material distributed in advance for such meetings. Thus, the number of other public company boards and other boards (or comparable governing bodies) on which a prospective nominee is a member, as well as his or her other professional responsibilities, will be considered. Also, under our Corporate Governance Guidelines, there are no limits on the number of three-year terms that may be served by a director. However, in connection with evaluating recommendations for nomination for reelection, the Nominating and Governance Committee considers director tenure. We value diversity on a company-wide basis but have not adopted a specific policy regarding Board diversity.

Stockholder Recommendations for Nominations to the Board of Directors

The Nominating and Governance Committee will consider properly submitted stockholder recommendations for candidates for our Board of Directors who meet the minimum qualifications as described above. The Nominating and Governance Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder. A stockholder of record can nominate a candidate for election to the Board of Directors by complying with the procedures in Article I,

Section 1.12 of our bylaws. Any eligible stockholder who wishes to submit a nomination should review the requirements in the bylaws on nominations by stockholders. Any nomination should be sent in writing to our Corporate Secretary, Passage Bio, Inc., One Commerce Square, 2005 Market Street, 39th Floor, Philadelphia, PA 19103. Submissions must include the full name of the proposed nominee, complete biographical information, a description of the proposed nominee’s qualifications as a director, other information specified in our bylaws, and a representation that the nominating stockholder is a beneficial or record holder of our stock. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected. These candidates are evaluated at meetings of the Nominating and Governance Committee and may be considered at any point during the year. If any materials are provided by a stockholder in connection with the recommendation of a director candidate, such materials are forwarded to the Nominating and Governance Committee.

Additional information regarding the process for properly submitting stockholder nominations for candidates for membership on our Board of Directors is set forth below under “Stockholder Proposals to Be Presented at Next Annual Meeting.”

PROPOSAL NO. 1

ELECTION OF CLASS I DIRECTORS

Our Board of Directors is divided into three classes. Each class serves for three years, with the terms of office of the respective classes expiring in successive years. Directors and director nominees in Class I will stand for election at this Annual Meeting. The terms of office of directors in Class II and Class III do not expire until the annual meetings of stockholders to be held in 2022 and 2023, respectively. Our Nominating and Governance Committee recommended to our Board of Directors, and our Board of Directors nominated Dr. Goldsmith and Dr. Yamada, each an incumbent Class I director, and Dr, Porter for election as Class I directors at the Annual Meeting. At the recommendation of our Nominating and Governance Committee, our Board of Directors proposes that each of the Class I nominees be elected as a Class I director for a three-year term expiring at the annual meeting of stockholders to be held in 2024 and until such director’s successor is duly elected and qualified or until such director’s earlier resignation or removal.

Each director will be elected by a plurality of the votes present online at the virtual Annual Meeting or represented by proxy at the Annual Meeting and entitled to vote on the election of directors. This means that the three individuals nominated for election to the Board of Directors at the Annual Meeting receiving the highest number of “FOR” votes will be elected. You may either vote “FOR” one, two or all of the nominees or “WITHHOLD” your vote with respect to one, two or all of the nominees. Shares represented by proxies will be voted “FOR” the election of each of the Class I nominees, unless the proxy is marked to withhold authority to so vote. You may not cumulate votes in the election of directors. If any nominee for any reason is unable to serve, the proxies may be voted for such substitute nominee as the proxy holders, who are officers of our company, might determine. Each nominee has consented to being named in this proxy statement and to serve if elected. Proxies may not be voted for more than three directors.

Nominees to the Board of Directors

The nominees and their ages as of December 31, 2020 are provided in the table below. Additional biographical information for each nominee is set forth in the text below the table.

Name	Age	Class
Bruce Goldsmith, Ph.D.	54	Class I Director
Derrell Porter, M.D.(1)	50	Class I Director
Tadataka Yamada, M.D.(2)(3)	75	Class I Director

(1)	Expected to be appointed as a member of our Audit Committee
(2)	Member of our Compensation Committee
(3)	Member of our Nominating and Governance Committee

Bruce A. Goldsmith, Ph.D., has served as our Chief Executive Officer and President and as a member of our board of directors since January 2020. Dr. Goldsmith served as an Advisor and Venture Partner at Deerfield Ventures from January 2019 to January 2020. From April 2019 to January 2020, Dr. Goldsmith also served as Interim Chief Executive Officer of Civetta Therapeutics. Prior to that, Dr. Goldsmith served initially as Chief Business Officer and then as Chief Operating Officer at Lycera, Corp. from April 2013 to January 2019. From 2008 to 2012, Dr. Goldsmith served as Vice President and then Senior Vice President of Corporate Development at Allos Therapeutics. Prior to Allos, Dr. Goldsmith served in various leadership roles at GPC Biotech in 2007 and Tibotec Therapeutics, a subsidiary of Johnson & Johnson, from 2005 to 2007. Dr. Goldsmith also previously held various positions at Johnson & Johnson in oncology global strategic marketing, business development and licensing and acquisition finance. Prior to joining Johnson & Johnson, Dr. Goldsmith was a research fellow at Novartis Pharma, K.K., where he conducted scientific research in a neurodegeneration drug discovery group. Dr. Goldsmith received a B.A. in Biology from Colgate University, a Ph.D. in Biology with a research thesis in neuroscience from the University of Pennsylvania, and an M.B.A. from Columbia University. We believe that Dr. Goldsmith is qualified to serve on our board of directors due to his experience in the biopharmaceutical and biotechnology industry.

Derrell D. Porter, M.D. currently serves as Founder & CEO at Cellevolve Bio, Inc., which was incorporated in March 2020. Prior to that, Dr. Porter served as SVP and Head of Commercial at Atara Biotherapeutics, Inc. from May 2017 to

October 2019. Prior to joining Atara, Dr. Porter served as a Vice President with Gilead Sciences from April 2013 to May 2017, where he was responsible for corporate strategy, commercial planning, and global launch preparation for all of Gilead’s therapeutic areas. Previously, Dr. Porter was at AbbVie and Amgen, where he served in multiple US, EU and global roles of increasing responsibility in strategy, corporate development, business unit management, and sales & marketing. Dr. Porter began his career at McKinsey & Company in Los Angeles as part of the West Coast Health Care Practice. Dr. Porter currently serves on the boards of directors of several private companies. Dr. Porter holds an MD from the University of Pennsylvania, where he was a Twenty First Century Scholar, an MBA from The Wharton School and a bachelor’s degree in neuroscience from UCLA. We believe Dr. Porter is qualified to serve on our board of directors due to his biopharmaceutical, corporate development and global marketing experience.

Tadataka Yamada, M.D. has served as Chairman of our board of directors since July 2017. Dr. Yamada has served as a Venture Partner at Frazier Life Sciences since June 2015. From September 2017 to January 2020, Dr. Yamada served in a non-employee capacity as our President and Treasurer. From June 2011 to June 2015, Dr. Yamada served as the Chief Medical and Scientific Officer of Takeda Pharmaceutical Company Ltd. From 2006 to 2011, Dr. Yamada served as President of the Global Health Program of the Bill & Melinda Gates Foundation. Previously, Dr. Yamada served as Chairman of Research and Development of GlaxoSmithKline Inc., a multinational pharmaceutical company, and he previously held research and development positions at SmithKline Beecham. Prior to that, Dr. Yamada served as Chairman of the Department of Internal Medicine at the University of Michigan Medical School and Physician-in-Chief of the University of Michigan Medical Center. Dr. Yamada is a member of the National Academy of Medicine, a Fellow of the Imperial College of Medicine, a Master of the American College of Physicians, a Fellow of the Royal College of Physicians, a Member of the American Academy of Arts and Sciences and a past-President of the American Gastroenterological Association and the Association of American Physicians. Dr. Yamada currently serves on the boards of directors Athira Pharma, Inc. and Phathom Pharmaceuticals, Inc. Dr. Yamada previously served on the boards of directors of Takeda Pharmaceutical Company Ltd, GlaxoSmithKline PLC., CSL Limited, a biotechnology company, and Agilent Technologies, Inc., a scientific instrument manufacturing and clinical diagnostics company. Dr. Yamada received a B.A. in History from Stanford University and an M.D. from New York University School of Medicine. We believe that Dr. Yamada is qualified to serve on our board of directors due to his extensive research and experience in drug development, as well as his service as a director or officer of various biotechnology and biopharmaceutical companies.

Continuing Directors

The directors who are serving for terms that end following the Annual Meeting and their ages are provided in the table below. Additional biographical information for each nominee is set forth in the text below the table.

Name	Age	Class
Athena Countouriotis, M.D.(2)	49	Class III Director
Maxine Gowen, Ph.D.(4)	63	Class II Director
Saqib Islam(1)	51	Class III Director
Sandip Kapadia(1)	50	Class III Director
Liam Ratcliffe, M.D., Ph.D.(3)	57	Class II Director
Thomas Woiwode, Ph.D. (2)	49	Class II Director

(1)	Member of our Audit Committee
(2)	Member of our Compensation Committee
(3)	Member of our Nominating and Governance Committee
(4)	Expected to be appointed as a member of our Nominating and Governance Committee

Athena Countouriotis, M.D. has served as a member of our board of directors since February 2020. Dr. Countouriotis has served as Chief Executive Officer and a member of the board of directors of Turning Point Therapeutics Inc. since September 2018, and from May 2018 to September 2018, she served as Chief Medical Officer of Turning Point Therapeutics. Dr. Countouriotis served as Senior Vice President and Chief Medical Officer for Adverum Biotechnologies, Inc. from June 2017 to May 2018, and before that served as Senior Vice President, Chief Medical Officer of Halozyme Therapeutics, Inc. from January 2015 to May 2017. Dr. Countouriotis also served as Chief Medical

Officer of Ambit Biosciences Corporation from February 2012 until Ambit’s acquisition by Daiichi Sankyo Company in November 2014. Earlier in her career, Dr. Countouriotis led various clinical development organizations within Pfizer Inc. and Bristol-Myers Squibb Company for oncology therapeutics. Dr. Countouriotis currently serves on the board of directors of Iovance Biotherapeutics, Inc., a public oncology therapeutics company. Dr. Countouriotis previously served on the board of directors of Trovagene, Inc., a public oncology therapeutics company. Dr. Countouriotis earned a B.S. from the University of California, Los Angeles, and an M.D. from Tufts University School of Medicine. Dr. Countouriotis received her initial training in pediatrics at the University of California, Los Angeles, and additional training at the Fred Hutchinson Cancer Research Center in the Pediatric Hematology/Oncology Program. We believe that Dr. Countouriotis is qualified to serve on our board of directors due to her broad oncology biotech leadership experience and history of guiding multiple development programs to approval.

Maxine Gowen, Ph.D. has served as a member of our board of directors since February 2021. Dr. Gowen has served as Chief Executive Officer of Tamuro Bio since July 2019. Dr. Gowen served as the founding President and Chief Executive Officer of Trevena, Inc. from 2007 to October 2018, and has served as a member of Trevena’s board of directors since 2008. Dr. Gowen previously held a variety of leadership roles at GlaxoSmithKline over a period of 15 years. She also currently serves on the boards of directors for Idera Pharmaceuticals, Inc., Akebia Therapeutics, Inc., and Aclaris Therapeutics, Inc., each a public biotechnology company, as well as two private companies. Dr. Gowen also currently serves on the board of directors of Life Sciences Pennsylvania, an industry association. Dr. Gowen received a B.Sc. in biochemistry from the University of Bristol, U.K., a Ph.D. in cell biology from the University of Sheffield, U.K., and an M.B.A. from the Wharton School of the University of Pennsylvania. We believe that Dr. Gowen is qualified to serve on our board of directors due to her leadership experiences in the life science and pharmaceutical industry.

Saqib Islam has served as a member of our board of directors since March 2019. Mr. Islam has served as Chief Executive Officer and a member of the board of directors of SpringWorks Therapeutics, Inc., a biopharmaceutical company, since August 2018, and from August 2017 to August 2018, he served as Chief Financial Officer and Chief Business Officer of SpringWorks. From February 2016 to August 2017, Mr. Islam served as Chief Business Officer at Moderna Therapeutics, Inc., a biotechnology company. From February 2013 to February 2016, Mr. Islam served as Executive Vice President, Chief Strategy and Portfolio Officer at Alexion Pharmaceuticals, Inc., a pharmaceutical company. Prior to joining Alexion, Mr. Islam worked for more than 25 years in international business management with a focus on business development, strategic decision-making and planning and capital markets, previously holding managing director positions at Morgan Stanley and Credit Suisse. Mr. Islam currently serves on the board of directors of Silverback Therapeutics, Inc. Mr. Islam received a B.A. in Communications from McGill University and a J.D. from Columbia Law School. We believe that Mr. Islam is qualified to serve on our board of directors due to his experience and expertise in operations management and executive leadership at various biopharmaceutical and biotechnology companies.

Sandip Kapadia has served as member of our board of directors since December 2019. Mr. Kapadia has served as the Chief Financial Officer of Harmony Biosciences Holdings, Inc. since March 2021. Mr. Kapadia previously served as the Chief Financial Officer for Intercept Pharmaceuticals, Inc. from July 2016 to March 2021. Previously, Mr. Kapadia served in various leadership capacities within finance over 19 years at Novartis International AG and Novartis affiliates in the United Kingdom, Netherlands, Switzerland and the U.S. Mr. Kapadia currently serves on the board of directors of Molecular Partners AG and Vective Bio AG. Mr. Kapadia received a B.S. in Accounting from Montclair State University and an M.B.A. from Rutgers University, and is also a U.S. Certified Public Accountant. We believe that Mr. Kapadia is qualified to serve on our board of directors due to his leadership experience in the biopharmaceutical industry and finance expertise.

Liam Ratcliffe, M.D., Ph.D. has served as a member of our board of directors since September 2019. Dr. Ratcliffe has served as the Head of Biotechnology at Access Industries since April 2019. From September 2008 to April 2019, Dr. Ratcliffe served as Managing Director at New Leaf Venture Partners, a healthcare venture capital firm, where he focused on investing in therapeutics and therapeutic platform companies. Prior to joining New Leaf, Dr. Ratcliffe held various positions of increasing responsibility at Pfizer Inc., a multinational pharmaceutical corporation, including Senior Vice President and Development Head for Neuroscience, and Worldwide Head of Clinical Research and Development. Dr. Ratcliffe currently serves on the board of directors of Arvinas, Inc. Dr. Ratcliffe previously served on the boards of directors of Unum Therapeutics, Inc., Edge Therapeutics, Inc., Array Biopharmaceuticals, Inc., Deciphera Pharmaceuticals, Inc. and Aptinyx Inc. Dr. Ratcliffe received an M.B.A. from the University of Michigan and an M.D. and Ph.D. in Immunology from the University of Cape Town, and he completed his internal medicine training and fellowship in Immunology at Groote Schuur Hospital and associated teaching hospitals in Cape Town, South Africa. We believe that Dr. Ratcliffe is qualified to serve on our board of directors due to his extensive experience in the venture capital industry, medical and scientific background and training, and leadership at various biopharmaceutical and biotechnology companies.

Thomas Woiwode, Ph.D. has served as a member of our board of directors since September 2018. Since 2002, Dr. Woiwode has served in various investment and operational roles at Versant Venture Management, LLC, a healthcare investment firm, including Managing Director since July 2014 and a Venture Partner from 2011 to 2014. From 2011 to 2013, Dr. Woiwode served as Chief Operating Officer of Okarios AG, a biopharmaceutical company. Previously, Dr. Woiwode co-founded EuroVentures, a wholly owned biotechnology incubator within Versant Venture Management, LLC, and in this role, served as the founding Chief Business Officer for three biotechnology portfolio companies. Prior to Versant, Dr. Woiwode served as a Research Scientist at XenoPort, Inc., a biotechnology company. Dr. Woiwode currently serves on the boards of directors of Gritstone Oncology, Inc., Adverum Biotechnologies, Inc. and Aligos Therapeutics, Inc., as well as several private companies. Dr. Woiwode previously served on the board of directors of Audentes Therapeutics, Inc. and Crispr Therapeutics AG, both public biotechnology companies. Dr. Woiwode received a B.A. in English and a B.S. in Chemistry from the University of California, Berkeley and a Ph.D. in Organic Chemistry as an NSF Fellow from Stanford University. We believe that Dr. Woiwode is qualified to serve on our board of directors due to his educational background, experience as a board member and senior executive of biotechnology and pharmaceutical companies, and experience as an investor in new life sciences companies.

Family Relationships

There are no familial relationships among any of our directors and executive officers.

Non-Employee Director Compensation

For the year ended December 31, 2020, our non-employee directors received the following compensation pursuant to a program adopted by our Board of Directors, which was paid quarterly in arrears and was pro-rated for partial quarters served:

●	Cash Compensation. The program provides an annual cash retainer of $35,000 to each non-employee director. Additionally, the Chair of our Board of Directors receives an additional annual payment of $35,000; the Chair of our Audit, Compensation and Nominating and Governance Committees receive an additional annual payment of $15,000, $10,000 and $8,000 respectively; and the members of our Audit, Compensation and Nominating and Governance Committees receive an additional annual payment of $7,500, $5,000 and $4,000, respectively.
●	Equity Compensation. Each new, non-employee director who joins our Board of Directors will receive an initial option grant for the purchase of 33,836 shares of our common stock upon election to our Board of Directors. On the date of each annual meeting of stockholders, each non-employee director who continues to serve on our Board of Directors immediately following such meeting will receive an option grant for the purchase of 16,918 shares of our common stock, or such other amount as determined by our Board of Directors. Equity awards for new directors will vest in equal monthly installments for three years after the grant date if the director has served continuously as a member of our board of directors through the applicable vesting date. Annual equity grants for directors will vest in equal monthly installments for one year after the grant date if the director has served continuously as a member of our board of directors through the applicable vesting date. In addition, equity awards for non-employee directors will vest in full in the event that we are subject to a change in control or upon certain other events. Non-employee directors receive no other form of remuneration, perquisites or benefits, but are reimbursed for their reasonable travel expenses incurred in attending board and committee meetings.

The following table sets forth the compensation earned by or paid to our non-employee directors for services provided during the year ended December 31, 2020. Dr. Goldsmith, our President and Chief Executive Officer, received no compensation for his service as a director during 2020.

	Fees Earned or
	Paid in	Option
Name	Cash($)	Awards($)(1)	Total($)
Carl L. Gordon, Ph.D., CFA (2)	$—	$—	$—
Patrick Heron (3)	46,500	458,816	505,316
Saqib Islam	42,500	229,408	271,908
Sandip Kapadia	50,000	762,259	812,259
Liam Ratcliffe, M.D., Ph.D.	43,000	458,816	501,816
Tom Woiwode, Ph.D.	45,000	458,816	503,816
Tadataka Yamada, M.D.	74,000	458,816	532,816
Athena Contouriotis, M.D.	33,205	458,816	492,021

(1)	The amounts reported in this column represent the aggregate grant date fair value of the stock options granted to our directors during the year ended December 31, 2020 as computed in accordance with Financial Accounting Standards Board Accounting Standards Codification (FASB ASC) Topic 718. The assumptions used in calculating the aggregate grant date fair value of the stock options reported in this column are set forth in Note 9 to our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2020. The amounts reported in this column reflect the accounting cost for these stock options, and do not correspond to the actual economic value that may be received by our directors from the stock options. For information regarding the number of stock options held by each non-employee director as of December 31, 2020, see the table below.

Option
Name	Awards
Carl L. Gordon, Ph.D., CFA	—
Patrick Heron	33,836
Saqib Islam	99,139
Sandip Kapadia	80,910
Liam Ratcliffe, M.D., Ph.D.	33,836
Tom Woiwode, Ph.D.	33,836
Tadataka Yamada, M.D.	33,836
Athena Contouriotis, M.D.	33,836

(2)	Dr. Gordon resigned from our Board of Directors in February 2020.
(3)	Mr. Heron’s term will expire upon our 2021 Annual Meeting.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE NOMINATED CLASS I DIRECTORS.

PROPOSAL NO. 2

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee has selected KPMG LLP as our principal independent registered public accounting firm to perform the audit of our financial statements for the fiscal year ending December 31, 2021. KPMG LLP audited our financial statements for the fiscal years ended December 31, 2020 and 2019. We expect that representatives of KPMG LLP will be present at the Annual Meeting, will be able to make a statement if they so desire and will be available to respond to appropriate questions.

At the Annual Meeting, the stockholders are being asked to ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021. Although ratification by stockholders is not required by law, our Audit Committee is submitting the selection of KPMG LLP to our stockholders because we value our stockholders’ views on our independent registered public accounting firm and as a matter of good corporate governance. If this proposal does not receive the affirmative approval of a majority of the votes cast on the proposal, the Audit Committee would reconsider the appointment. Notwithstanding its selection and even if our stockholders ratify the selection, our Audit Committee, in its discretion, may appoint another independent registered public accounting firm at any time during the year if the Audit Committee believes that such a change would be in our best interests and the interests of our stockholders.

The following table presents fees for professional audit services rendered by KPMG LLP for the audit of our annual financial statements for the years ended December 31, 2020 and 2019.

Principal Accountant Fees and Services

Fees Billed	Fiscal Year 2020	Fiscal Year 2019
Audit fees(1)	$1,250,000	$240,000
Audit-related fees(2)	—	—
Tax fees(3)	—	—
All other fees(4)	—	—
Total fees	$1,250,000	$240,000

(1)	“Audit fees” include fees for professional services provided by KPMG LLP in connection with the audit of our financial statements, review of our quarterly financial statements, and related services that are typically provided in connection with registration statements, including the registration statement for our initial public offering. Included in the 2020 Audit fees are $875,000 and $25,000 of fees billed in connection with our initial public offering in 2020 and follow-on offering in 2021, respectively.
(2)	There were no “Audit-related fees” for fiscal years 2020 and 2019.
(3)	There were no “Tax fees” for fiscal years 2020 and 2019.
(4)	There were no other fees incurred for fiscal years 2020 or 2019.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

Our Audit Committee generally pre-approves all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent registered public accounting firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. Our Audit Committee may also pre-approve particular services on a case-by-case basis. All of the services relating to the fees described in the table above were approved by our Audit Committee.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF PROPOSAL NO. 2.

REPORT OF THE AUDIT COMMITTEE

The information contained in the following report of the Audit Committee is not considered to be “soliciting material,” “filed” or incorporated by reference in any past or future filing by us under the Securities Exchange Act of 1934, as amended, or the Securities Act of 1933, as amended, unless and only to the extent that we specifically incorporate it by reference.

The Audit Committee has reviewed and discussed with our management and KPMG LLP our audited financial statements as of and for the year ended December 31, 2020. The Audit Committee has also discussed with KPMG LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (United States) and the U.S. Securities and Exchange Commission.

The Audit Committee has received and reviewed the written disclosures and the letter from KPMG LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with KPMG LLP its independence.

Based on the review and discussions referred to above, the Audit Committee recommended to our Board of Directors that the audited financial statements as of and for the year ended December 31, 2020 be included in our Annual Report on Form 10-K for the year ended December 31, 2020 for filing with the U.S. Securities and Exchange Commission.

Submitted by the Audit Committee

Sandip Kapadia, Chair

Saqib Islam

Patrick Heron

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of March 31, 2021, by:

●	each stockholder known by us to be the beneficial owner of more than 5% of our common stock;
●	each of our directors or director nominees;
●	each of our named executive officers; and
●	all of our directors and executive officers as a group.

Percentage ownership of our common stock is based on 53,977,484 shares of our common stock outstanding on March 31, 2021. We have determined beneficial ownership in accordance with the rules of the SEC, and thus it represents sole or shared voting or investment power with respect to our securities, and the information is not necessarily indicative of beneficial ownership for any other purpose. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares that they beneficially owned, subject to community property laws where applicable. We have deemed all shares of common stock subject to options or other convertible securities held by that person or entity that are currently exercisable or that will become exercisable within 60 days of March 31, 2021 to be outstanding and to be beneficially owned by the person or entity holding the option for the purpose of computing the percentage ownership of that person or entity but have not treated them as outstanding for the purpose of computing the percentage ownership of any other person or entity. Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Passage Bio, Inc., One Commerce Square, 2005 Market Street, 39th Floor, Philadelphia, PA 19103.

	Beneficial Ownership
Name of Beneficial Owner	Number	Percent
5% Stockholders
FMR LLC (1)	5,278,100	9.8%
Frazier Life Sciences IX, L.P. (2)	5,009,219	9.3%
LAV Prescience Limited (3)	2,827,328	5.2%
OrbiMed and affiliated entities (4)	6,262,899	11.6%
Versant Ventures and affiliated entities (5)	4,959,769	9.2%
Directors and Named Executive Officers:
Bruce Goldsmith, Ph.D. (6)	1,922,270	3.4%
Stephen Squinto, Ph.D. (7)	1,113,492	2.0%
Jill M. Quigley (8)	495,514	* %
Gary Romano M.D., Ph.D. (9)	378,893	* %
Athena Countouriotis (10)	32,998	* %
Maxine Gowen, Ph.D. (11)	2,820	* %
Patrick Heron (12)	5,023,317	9.3%
Saqib Islam (13)	66,454	* %
Sandip Kapadia (14)	44,587	* %
Derrell Porter, M.D.	—	* %
Liam Ratcliffe, M.D., Ph.D. (15)	16,898	* %
Tom Woiwode, Ph.D. (16)	4,973,867	9.2%
Tadataka Yamada, M.D. (17)	670,247	1.2%
All executive officers and directors as a group (15 persons) (18)	14,722,950	25.5%

*	Represents beneficial ownership of less than one percent.
(1)	Based solely on a Schedule 13G filed on February 8, 2021. Represents 5,278,100 shares of common stock held by FMR LLC. Abigail P. Johnson is a director, the Chairman and the Chief Executive Officer of FMR LLC.

Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. Neither FMR LLC nor Abigail P. Johnson has the sole power to vote or direct the voting of the shares owned directly by the various investment companies registered under the Investment Company Act (“Fidelity Funds”) advised by Fidelity Management & Research Company LLC (“FMR Co. LLC”), a wholly owned subsidiary of FMR LLC, which power resides with the Fidelity Funds’ Boards of Trustees. FMR Co. LLC carries out the voting of the shares under written guidelines established by the Fidelity Funds’ Boards of Trustees. The address of FRM LLC is 245 Summer Street, Boston, Massachusetts 02210.
(2)	Based solely on a Schedule 13D/A filed on January 27, 2021. Represents 5,009,219 shares of common stock held by Frazier Life Sciences IX, L.P. (“Frazier Life Sciences”), of which FHMLS IX, L.P. (“FHMLS L.P.”) is the general partner. FHMLS IX, L.L.C. (“FHMLS LLC”) is the general partner of FHMLS L.P. Patrick Heron, a member of our board of directors whose term is expiring at our 2021 Annual Meeting, and James N. Topper are the members of FHMLS LLC and therefore share voting and investment power over the shares held by Frazier Life Sciences. The address of Frazier Life Sciences is c/o Frazier Healthcare Partners, 601 Union Street, Suite 3200, Seattle, WA 98101.
(3)	Based solely on a Schedule 13G filed on February 9, 2021. Represents (a) 2,417,328 shares of common stock held by LAV Prescience Limited (“LAV”) and (b) 410,000 shares of common stock held by LAV Biosciences Fund V sub A, L.P. (“FUNDVSUBA”). Yi Shi is the managing partner of LAV and FUNDVSUBA, and may be deemed to have shared voting and dispositive power over the shares held by LAV and FUNDVSUBA. The address for LAV is Unit 902-904, Two ChinaCem Central, 26 Des Voeux Road Central, Hong Kong.
(4)	Based solely on a Schedule 13DA filed on January 28, 2021. Represents (a) 5,947,323 shares of common stock held by OrbiMed Private Investments VII, LP, or OPI VII, and (b) 1,015,576 shares of common stock held by Worldwide Healthcare Trust Plc (“Worldwide”). OrbiMed Capital GP VII LLC is the general partner of OPI VII and OrbiMed Advisors is the managing member of OrbiMed Capital GP VII LLC. OrbiMed Capital LLC (“OrbiMed Capital”) is the investment advisor to Worldwide. Carl Gordon, Ph.D., Sven H. Borho and Jonathan T. Silverstein are members of OrbiMed Capital GP VII LLC. In addition, OrbiMed Capital exercises voting and dispositive power over the shares held by Worldwide through a management committee comprised of Dr. Gordon, Mr. Borho and Mr. Silverstein. Each of such individuals disclaims beneficial ownership over the shares held by OPI VII and Worldwide. The address for each of the OrbiMed Advisors and OrbiMed Capital is 601 Lexington Avenue, 54th Floor, New York, NY 10022. The address for Worldwide is 25 Southamption Buildings, Holborn, London WC2A 1AL, United Kingdom.
(5)	Based solely on a Schedule 13D filed on March 13, 2020. Represents (i) 4,026,417 shares of common stock beneficially owned by Versant Venture Capital VI, L.P. (“VVC VI”), and (ii) 933,352 shares of common stock beneficially owned by Versant Vantage I, L.P. (“VV I”). Versant Ventures VI GP, L.P. (“VV VI GP”) is the general partner of VVC VI, and Versant Ventures VI GP-GP, LLC (“VV VI GP-GP”) is the general partner of VV VI GP. Each of Bradley J. Bolzon, Jerel C. Davis, Kirk G. Nielsen, Clare Ozawa, Robin L. Praeger and Tom Woiwode Ph.D., as managing members of VV VI GP-GP, may be deemed to share voting and dispositive power over the shares held by VVC VI. Versant Vantage I GP, L.P. (“VV I GP”) is the general partner of VV I, and Versant Vantage I GP-GP, LLC (“VV I GP-GP”) is the general partner of VV I GP. Each of Bradley J. Bolzon, Jerel C. Davis, Clare Ozawa, Robin L. Praeger and Dr. Woiwode, as managing members of VV I GP- GP, may be deemed to share voting and dispositive power over the shares held by VV I. Dr. Woiwode is a Managing Director at Versant Ventures and a member of our board of directors, and may be deemed to have voting or dispositive power with respect to any of the above referenced shares and disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein. All indirect holders of the above referenced shares disclaim beneficial ownership of all applicable shares except to the extent of their respective pecuniary interest therein. The address for VVC VI and VV I is One Sansome Street, Suite 3630, San Francisco, CA 94104.
(6)	Represents (i) 2,488 shares of common stock and (ii) 1,919,782 shares underlying options to purchase common stock that are exercisable within 60 days of March 31, 2021.

(7)	Represents (i) 668,575 shares of common stock, and (ii) 444,917 shares underlying options to purchase common stock that are exercisable within 60 days of March 31, 2021. Dr. Squinto is a venture partner of OrbiMed Advisors, which is the managing member of OrbiMed Capital GP VII, LLC, which is the general partner of OPI VII. Dr. Squinto does not hold voting or dispositive power over the shares held by OPI VII. See footnote 4 above.
(8)	Represents (i) 295,284 shares of common stock held directly by Ms. Quigley, of which 116,244 shares are unvested and subject to repurchase by us if Ms. Quigley ceases to provide service to us prior to the vesting of the shares, (ii) 1,000 shares of common stock held indirectly by Ms. Quigley for which she is deemed to be the beneficial owner, (iii) 187,042 shares underlying options to purchase common stock that are exercisable within 60 days of March 31, 2021, and (iv) 12,188 shares underlying options to purchase common stock held indirectly by Ms. Quigley for which she is deemed to be the beneficial owner that are exercisable within 60 days of March 31, 2021.
(9)	Represents 378,893 shares underlying options to purchase common stock that are exercisable within 60 days of March 31, 2021.
(10)	Represents (i) 18,900 shares of common stock and (ii) 14,098 shares underlying options to purchase common stock that are exercisable within 60 days of March 31, 2021.
(11)	Represents (i) zero shares of common stock and (ii) 2,820 shares underlying options to purchase common stock that are exercisable within 60 days of March 31, 2021.
(12)	Represents (i) 14,098 shares underlying options to purchase common stock that are exercisable within 60 days of March 31, 2021, (ii) 5,009,219 shares of common stock held by Frazier Life Sciences, of which FHMLS L.P. is the general partner. FHMLS LLC is the general partner of FHMLS L.P. Mr. Heron, a member of our board of directors whose term is expiring at our 2021 Annual Meeting, and James N. Topper are the members of FHMLS LLC and therefore share voting and investment power over the shares held by Frazier Life Sciences. See footnote 2 above.
(13)	Represents (i) 5,000 shares of common stock and (ii) 61,454 shares underlying options to purchase common stock that are exercisable within 60 days of March 31, 2021.
(14)	Represents (i) 5,000 shares of common stock and (ii) 39,587 shares underlying options to purchase common stock that are exercisable within 60 days of March 31, 2021.
(15)	Represents (i) 2,800 shares of common stock and (ii) 14,098 shares underlying options to purchase common stock that are exercisable within 60 days of March 31, 2021.
(16)	Represents (i) 14,098 shares underlying options to purchase common stock that are exercisable within 60 days of March 31, 2020, (ii) 4,026,417 shares of common stock beneficially owned by VVC VI, and (iii) 933,352 shares of common stock beneficially owned by VV I. Dr. Woiwode, as a managing member of VV VI GP-GP and VV I GP-GP, may be deemed to share voting and dispositive power over the shares held by VVC VI and VV I, respectively. Dr. Woiwode is a Managing Director at Versant Ventures and a member of our board of directors, and may be deemed to have voting or dispositive power with respect to any of the above referenced shares. Dr. Woiwode disclaims beneficial ownership of all applicable shares except to the extent of their respective pecuniary interest therein. See footnote 5 above.
(17)	Represents (i) 496,149 shares of common stock held directly by Dr. Yamada, (ii) 160,000 shares of common stock held by Dr. Yamada’s family trust and (iii) 14,098 shares underlying options to purchase common stock that are exercisable within 60 days of March 31, 2021. Dr. Yamada, a venture partner of Frazier Life Sciences, does not have voting or dispositive power over the shares held by Frazier Life Sciences.
(18)	Represents (i) 10,967,489 shares of common stock, of which 116,244 shares are unvested and subject to repurchase by us if the holders cease to provide service to us prior to the vesting of the shares and (ii) 3,755,461 shares underlying options to purchase common stock that are exercisable within 60 days of March 31, 2021.

EXECUTIVE OFFICERS

The following table provides information regarding our executive officers as of March 31, 2021:

Name	Age	Position(s)
Bruce Goldsmith, Ph.D.	55	Chief Executive Officer, President and Director
Jill M. Quigley	46	Chief Operating Officer
Richard S. Morris	47	Chief Financial Officer
Eliseo Oreste Salinas, M.D.	65	Chief Research and Development Officer
Gary Romano, M.D., Ph.D.	60	Chief Medical Officer
Alex Fotopoulos	52	Chief Technical Officer
Edgar B. (Chip) Cale	57	General Counsel and Corporate Secretary

Bruce A. Goldsmith, Ph.D. has served as our Chief Executive Officer and President and as a member of our board of directors since January 2020. Dr. Goldsmith’s biographical information is set forth above under the heading “Proposal No. 1 Election of Class I Directors – Nominees to the Board of Directors.”

Jill M. Quigley has served as our Chief Operating Officer since November 2018. From January 2017 to November 2018, Ms. Quigley served as Chief Executive Officer of Nutrinia Ltd., a pharmaceutical company focused on the treatment of rare conditions of the gastrointestinal tract. From July 2012 to December 2016, Ms. Quigley served as Senior Counsel of NPS Pharmaceuticals, a biotechnology company focused on developing treatments for rare diseases, which was acquired by Shire plc in March 2015. From 2011 to 2012, Ms. Quigley served as Corporate Counsel for Pharmasset, Inc., a pharmaceutical company. Ms. Quigley currently serves on the board of directors of Terns Pharmaceuticals, Inc., a biopharmaceutical company. Ms. Quigley began her career as an associate with the law firm of Dechert LLP and later served as Assistant Corporate Counsel for Integra LifeSciences Holdings Corporation. Ms. Quigley received a B.A. in Communications, Legal Institutions, Economics & Government (CLEG) from American University and a J.D. from Rutgers School of Law.

Richard S. Morris has served as our Chief Financial Officer since October 2019. From November 2017 to July 2019, Mr. Morris served as Executive Vice President and Chief Financial Officer of Context Therapeutics, LLC, a biopharmaceutical company. From May 2014 to December 2016, Mr. Morris served as Chief Financial Officer of Vitae Pharmaceuticals, Inc., a biopharmaceutical company. Prior to that, Mr. Morris served in various leadership roles at ViroPharma Incorporated, including as Vice President, Financial Planning and Strategic Analysis from 2012 to 2014; Vice President, Chief Accounting Officer from 2008 to 2012; Controller and Chief Accounting Officer from 2008 to 2011 and Controller from 2005 to 2008. Prior to joining ViroPharma, Mr. Morris worked for KPMG LLP in its Healthcare Assurance practice. Mr. Morris received a B.S. in Accounting from Saint Joseph’s University and has been a CPA since 1999.

Eliseo Oreste Salinas, M.D. has served as our Chief Research and Development Officer since March 2021. Dr. Salinas served in various leadership roles at Acadia Pharmaceuticals, a biopharmaceutical company, including as Chief Scientific Officer, Senior Vice President, Head of External Innovation from August 2020 to March 2021 and Chief Scientific Officer, Senior Vice President, Head of Translational Research & External Innovation from September 2018 to August 2020. From June 2018 to September 2018, Dr. Salinas served as Chief Medical Officer for New World Laboratories. From August 2017 to May 2018, Dr. Salinas worked as a pharmaceutical consultant. From June 2015 to July 2017, Dr. Salinas served as President of Research & Development for Turing Pharmaceuticals, which included serving as Interim Chief Executive Officer from April 2017 to July 2017. Prior to that, Dr. Salinas served in various consulting and other leadership roles at Relmada Therapeutics, Stem Cells Inc., Elan Pharmaceuticals, Adolor Corporation, ViroChem Pharma Inc, Shire PLC, Wyeth Research, CR&D and Synthelabo Recherche. Dr. Salinas received an M.D. from the University of Buenos Aires, Argentina, completed his residency in Psychiatry at the Clinique des Maladies Mentales et de l'Encéphale, Paris, and obtained a Master of Science degree in Pharmacology from the Université Pierre et Marie Curie, Académie de Paris.

Gary Romano, M.D., Ph.D. has served as our Chief Medical Officer since September 2019. Prior to that, Dr. Romano worked at Janssen Global Services, LLC, a pharmaceutical company, where he served as Head of Development,

Alzheimer’s Disease / Neurology from May 2013 to September 2019 and as Head, Neuroscience Biomarkers from 2009 to 2013. Prior to Janssen, Dr. Romano served in various senior leadership roles at Johnson & Johnson, a healthcare company, and Merck & Co., Inc, a global biopharmaceutical company. Dr. Romano has held an adjunct clinical faculty position in the Department of Neurology at the Lewis Katz School of Medicine at Temple University since January 2017. Dr. Romano received a B.S. in Biology from Trinity College, a Ph.D. in Molecular Neuroscience from Rockefeller University and an M.D. from Johns Hopkin’s School of Medicine, and he completed his post-graduate training in Neurology at the University of Pennsylvania.

Alex Fotopoulos has served as our Chief Technical Officer since July 2019. From November 2017 to July 2019, Mr. Fotopoulos served as Senior Vice President, Technical Operations, Gene Therapy of Ultragenyx Pharmaceutical Inc., a biopharmaceutical company. From May 2016 to November 2017, Mr. Fotopoulos served as Senior Vice President, Technical Operations of Dimension Therapeutics, Inc., a biotechnology company, acquired by Ultragenyx Pharmaceutical Inc., focusing on the development of gene therapy for rare diseases associated with the liver and caused by genetic mutations. From August 2011 to May 2016, Mr. Fotopoulos served in various senior leadership roles at Momenta Pharmaceuticals, Inc., a biotechnology company, including Vice President, Technical Operations and Senior Director, Technical Operations. Prior to that, Mr. Fotopoulos served for 18 years in various senior leadership roles at Biogen, Inc., a biotechnology company, including Senior Director, Global Manufacturing Engineering and Director, Global Engineering Technology. Mr. Fotopoulos received a Diploma in Chemical Engineering at the National Technical University of Athens, Greece, a M.Sc. in Chemical Engineering from Tufts University, and a M.B.A. in General Management from the F.W. Olin Graduate School of Business at Babson College.

Edgar B. (Chip) Cale has served as our General Counsel since September 2019 and Corporate Secretary since December 2019. From June 1998 to July 2019, Mr. Cale served in various senior leadership roles at GlaxoSmithKline plc, a multinational pharmaceutical company, including Senior Vice President, Legal Corporate Functions; Vice President, Associate General Counsel, Legal Operations, WWBD; Vice President, General Counsel, GSK Vaccines; and Assistant General Counsel. Prior to that, Mr. Cale served as a corporate and securities lawyer supporting emerging growth companies in the life science and technology industries at Venture Law Group LLP and Brobeck, Phleger & Harrison LLP. Mr. Cale received a B.A. in Biology from the University of Pennsylvania and a J.D. from the University of California, Berkeley.

EXECUTIVE COMPENSATION

The following tables and accompanying narrative disclosure set forth information about the compensation provided to certain of our executive officers during the years ended December 31, 2019 and 2020. These executive officers, who include our principal executive officer and the two most highly-compensated executive officers (other than our principal executive officer) who were serving as executive officers at the end of the fiscal year ended December 31, 2020, were:

●	Bruce Goldsmith, Ph.D., our Chief Executive Officer and President;
●	Stephen Squinto, Ph.D., our former interim Chief Executive Officer until January 2020 and former Acting Head of Research and Development;
●	Jill Quigley, our Chief Operating Officer; and
●	Gary Romano, M.D., Ph.D., our Chief Medical Officer.

We refer to these individuals as our “named executive officers.”

Summary Compensation Table

The following table presents summary information regarding the total compensation for services rendered in all capacities that was awarded to and earned by our named executive officers during the years ended December 31, 2020 and 2019:

						Non-equity
						incentive plan	Option	All other
				Bonus		compensation	awards	compensation		Total
Name and principal position	Year	Salary ($)		($)		($) (4)	($) (5)	($)		($)
Bruce Goldsmith, Ph.D.	2020	450,000	(1)	—		258,750	15,985,702	12,623	(6)	16,707,075
Chief Executive Officer and President
Stephen Squinto, Ph.D.	2020	246,000		—		—	2,977,939	540,993	(7)	3,764,932
Former Interim Chief Executive Officer and former Acting Head of Research and Development	2019	225,000		—		127,406	1,787,945	—		2,140,351
Jill Quigley	2020	431,800		—		202,950	3,390,497	362,922	(8)	4,388,169
Chief Operating Officer
Gary Romano, M.D., Ph.D.	2020	416,300		107,419	(3)	191,500	1,468,843	14,250	(9)	2,198,312
Chief Medical Officer	2019	111,058	(2)	—		49,143	1,859,880	2,252	(10)	2,022,333

1)	Dr. Goldsmith’s employment with us commenced on January 28, 2020. The salary reported reflects the pro rata portion of Dr. Goldsmith’s annual salary of $500,000 earned during 2020 from commencement of his employment through December 31, 2020.
2)	Dr. Romano’s employment with us commenced on September 9, 2019. The salary reported reflects the pro rata portion of Dr. Romano’s annual salary of $385,000 earned during 2019 from commencement of his employment through December 31, 2019.
3)	The amount reflects a discretionary bonus granted to Dr. Romano in 2020.
4)	For additional information regarding the non-equity incentive plan compensation, see the section entitled "Non-Equity Incentive Plan Compensation."
5)	Represents the grant date fair value of options awarded during the applicable year as computed in accordance with FASB ASC Topic 718. The assumptions used in calculating the grant date fair value of the stock options reported in the Options Award column are set forth in Note 9 to our financial statements included elsewhere in this prospectus. Note that the amounts reported in this column reflect the aggregate accounting cost for these awards, and do not necessarily correspond to the actual economic value that may be received by each named executive officer from the options.
6)	Represents a $12,623 matching contribution under our 401(k) Plan.

7)	Represents loan forgiveness in the amount of $540,993. See “Certain relationships and related party transactions—Loans to executive officers.”
8)	Represents a $14,250 matching contribution under our 401(k) Plan and loan forgiveness in the amount of $324,672. See “Certain relationships and related party transactions—Loans to executive officers,” a $24,000 vehicle allowance.
9)	Represents a $14,250 matching contribution under our 401(k) Plan.
10)	Represents a $2,252 matching contribution under our 401(k) Plan.

Non-Equity Incentive Plan Compensation

Annual bonuses for our executive officers are based on the achievement of corporate performance objectives.

Annual bonuses for our executive officers are based on the achievement of corporate and individual performance objectives. The 2020 target bonus amounts, expressed as a percentage of annual base salary, for our named executive officers were 45% for Dr. Goldsmith, 40% for Ms. Quigley, and 40% for Dr. Romano.

2020 Outstanding Equity Awards at Fiscal Year-End Table

The following table presents, for each of our named executive officers, information regarding outstanding stock options held as of December 31, 2020.

	Option Awards
				Number of	Number of
				securities	securities
				underlying	underlying	Option		Number of
			Vesting	unexercised	unexercised	exercise	Option	shares of stock	Market value of
	Grant		Commencement	options	options	price	expiration	that have not	shares that have
Name	date		Date	exercisable	unexercisable	($)	date	vested (#)	not vested ($)
Bruce Goldsmith	1/28/2020	(1) (3)	1/28/2020	1,919,782	—	11.00	1/28/2030	—	—
Steve Squinto	2/6/2019	(1)(4)	9/19/2018	—	—	1.02	2/6/2029	112,815	2,884,680
	2/6/2019	(1)(4)	5/8/2019	—	—	1.02	2/6/2029	40,928	1,046,529
	10/23/2019	(1) (5)	10/9/2018	225,305	—	8.07	10/23/2029	—	—
	2/27/2020	(2) (6)	2/27/2020	185,776	—	18.00	2/27/2030	—	—
	2/27/2020	(2) (7)	3/27/2020	9,398	24,438.00	18.00	2/27/2030	—	—
Jill Quigley	2/6/2019	(1) (8)	11/12/2018	7,772	7,152.00	1.02	2/6/2029	—	—
	2/6/2019	(1) (9)	5/8/2019	40,542	47,888.00	1.02	2/6/2029	—	—
	2/6/2019	(1) (10)	2/6/2019	—	—	1.02	2/6/2029	148,534	3,798,014
	1/15/2020	(1) (11)	12/17/2019	15,509	46,539.00	11.00	1/15/2030	—	—
	2/27/2020	(2) (12)	2/27/2020	—	211,001.00	18.00	2/27/2030	—	—
Gary Romano	10/23/2019	(1)(13)	8/20/2019	310,821	—	8.07	10/23/2029	—	—
	1/15/2020	(1) (13)	12/17/2019	54,850	—	11.00	1/15/2030	—	—
	2/27/2020	(2) (14)	2/27/2020	—	74,311.00	18.00	2/27/2030	—	—

1)	Equity award was granted under our 2018 Equity Incentive Plan.
2)	Equity award was granted under our 2020 Equity Incentive Plan.
3)	The option vests as to 25% of the total shares on January 28, 2021 and then 2.0833% of the total shares vest monthly thereafter, with 100% of the total shares vested on January 28, 2024, subject to the reporting person’s provision of service to the issuer on each vesting date. The option provides for an early-exercise provision and is exercisable as to unvested shares, subject to the issuer’s right of repurchase.
4)	Dr. Squinto early exercised these stock options in fiscal year 2019 at the original exercise price of $1.02 per share and received a restricted stock award subject to our right of repurchase as to the unvested portion. The repurchase right lapses pursuant to the option’s vesting schedule, which is as follows: 50% of the shares underlying the option vest on the six-month anniversary of the vesting commencement date and the remaining 50% of the shares underlying the option vest in equal monthly installments over 36 months thereafter, subject to the executive’s continued service to us.
5)	The option is subject to an early exercise provision and is immediately exercisable for restricted shares. Restricted shares acquired upon the early exercise of options are subject to repurchase by us at the original exercise price, which repurchase right lapses pursuant to the option’s vesting schedule, which is as follows: 1/36th of the shares underlying the option vest on the one-month anniversary of the vesting commencement date and an additional 1/36th vests monthly thereafter, subject to the executive’s continued service to us.
6)	The option vests as to 25% of the total shares on February 27, 2021, and then 2.0833% of the total shares vest monthly thereafter, with 100% of the total shares vested on February 27, 2024, subject to the reporting person’s provision of service to the issuer on each vesting date.
7)	The option vest as to 2.778% of the total shares monthly, commencing March 27, 2020, with 100% of the total shares vested on February 27, 2023, subject to the reporting person’s provision of service to the issuer on each vesting date.
8)	The option vested as to 25% of the total shares on November 12, 2019 and then 2.0833% of the total shares vest monthly thereafter, with 100% of the total shares vested on November 12, 2022, subject to the reporting person’s provision of service to the issuer on each vesting date.
9)	The option vests as to 25% of the total shares on May 8, 2020 and then 2.0833% of the total shares vest monthly thereafter, with 100% of the total shares vested on May 8, 2023 subject to the reporting person’s provision of service to the issuer on each vesting date.
10)	Ms. Quigley early exercised these stock options in fiscal year 2019 at the original exercise price of $1.02 per share and received a restricted stock award subject to our right of repurchase as to the unvested portion. The repurchase right lapses pursuant to the option’s vesting schedule, which is as follows: 25% of the total shares will vest on February 6, 2020 and then 2.0833% of the total shares vest monthly thereafter, with 100% of the total shares vested on February 6, 2023 subject to the reporting person’s provision of service to the issuer on each vesting date.
11)	The option vests as to 25% of the total shares on December 17, 2020 and then 2.0833% of the total shares vest monthly thereafter, with 100% of the total shares vested on December 17, 2023, subject to the reporting person’s provision of service to the issuer on each vesting date. The option provides for an early-exercise provision and is exercisable as to unvested shares, subject to the issuer’s right of repurchase.
12)	The option vests as to 25% of the total shares on February 27, 2021, and then 2.0833% of the total shares vest monthly thereafter, with 100% of the total shares vested on February 27, 2024, subject to the reporting person’s provision of service to the issuer on each vesting date.
13)	The option is subject to an early exercise provision and is immediately exercisable for restricted shares. Restricted shares acquired upon the early exercise of options are subject to repurchase by us at the original exercise price, which repurchase right lapses pursuant to the option’s vesting schedule, which is as follows: 1/4th of the shares underlying the option vest on the one-year anniversary of the vesting commencement date and an additional 1/48th vests monthly thereafter, subject to the executive’s continued service to us.
14)	The option vests as to 25% of the total shares on February 27, 2021, and then 2.0833% of the total shares vest monthly thereafter, with 100% of the total shares vested on February 27, 2024, subject to the reporting person’s provision of service to the issuer on each vesting date.

Employment Agreements

We have entered into employment agreements with certain senior management personnel, including our named executive officers. Each of these agreements provides for at-will employment and includes each officer’s base salary, a discretionary annual incentive bonus opportunity that may be based on individual and company performance and standard employee benefit plan participation. These agreements also provide for severance benefits upon termination of employment or a change in control of our company.

Dr. Squinto resigned from his position as our Interim Chief Executive Officer and President effective January 28, 2020 and was appointed Acting Head of Research and Development. Dr. Squinto resigned from our Board of Directors and as our Acting Head of Research and Development on February 18, 2021. We had entered into a consulting agreement with Dr. Squinto pursuant to which he received an annual fee at a rate of $309,000 per year through April 1, 2020, and $225,000 per year starting April 1, 2020, in each case payable quarterly in arrears. In addition, in the event of the earlier to occur of (i) Dr. Squinto’s continued service on our board through the second annual meeting of our stockholders held following the effective date of this registration statement and (ii) a change in control, each of Dr. Squinto’s then-outstanding unvested equity awards would accelerate and become fully vested upon such applicable event, subject to Dr. Squinto’s execution and non-revocation of a release of claims in our favor. Upon Dr. Squinto’s resignation from our Board of Directors and as our Acting Head of Research and Development, we accelerated vesting of Dr. Squinto’s outstanding stock options and restricted stock that were scheduled to accelerate on the date of our 2022 annual general meeting of stockholders and Dr. Squinto entered into a customary release of claims in our favor.

Effective January 28, 2020, Bruce Goldsmith, Ph.D. was appointed as our Chief Executive Officer and President, and a member of our board of directors. Dr. Goldsmith will receive an annual salary of $500,000 and be eligible for an annual target bonus equal to 45% of his annual salary. In addition, Dr. Goldsmith was granted an option to purchase 1,919,782 shares, with 25% of the shares subject to the option vesting on January 28, 2021 and the remaining shares vesting in equal monthly installments for the 36 months thereafter, so long as Dr. Goldsmith continues to provide services to us on each applicable vesting date.

Pursuant to the terms of his employment agreement, in the event Dr. Goldsmith is terminated without “cause” or resigns for “good reason” (as such terms are defined in his employment agreement), Dr. Goldsmith will, subject to his execution and non-revocation of a release of claims, be entitled to a lump-sum cash amount equal to (i) 12 months of his base salary, provided that such amount will be reduced to nine months’ of his base salary if Dr. Goldsmith’s termination occurs prior to the completion of his first year of service on January 28, 2021; (ii) his annual target bonus for the year in which such termination occurs, pro-rated for a partial year of service; and (iii) the amount of COBRA premiums he would be required to pay to maintain group healthcare coverage as in effect on the date of his termination for 12 months. In addition, Dr. Goldsmith’s equity awards will accelerate and become exercisable, as applicable, with respect the number of shares that would have vested if Dr. Goldsmith had remained in service for an additional 24 months. Each of Dr. Goldsmith’s option awards, to the extent vested after giving effect to the foregoing sentence, will remain exercisable until the earliest to occur of the one-year anniversary following Dr. Goldsmith’s termination of service, and the original expiration date of such option.

In the event he is terminated without “cause” or resigns for “good reason” (as such terms are defined in his employment agreement), within two months prior to, or 12 months following, a “change in control” (as such term is defined in his employment agreement), then in lieu of the foregoing and subject to his execution and non-revocation of a release of claims, Dr. Goldsmith would be entitled to a lump-sum cash amount equal to (i) 18 months of his base salary; (ii) 1.5x his annual target bonus for the year in which such termination occurs; and (iii) the amount of COBRA premiums he would be required to pay to maintain group healthcare coverage as in effect on the date of his termination for 18 months. In addition, in the event that a successor company does not assume or substitute equity awards held by Dr. Goldsmith in connection with a “change in control”, or Dr. Goldsmith experiences a qualifying termination as described above within two months prior to, or 12 months following a “change in control” (as defined in his employment agreement), Dr. Goldsmith’s then-outstanding equity awards will become fully vested and exercisable, as applicable, and forfeiture restrictions thereon will lapse. Unless otherwise set forth in an applicable grant agreement, any performance conditions applicable to such equity awards will be deemed achieved at the greater of target or actual performance. Each of Dr. Goldsmith’s option awards, to the extent vested after giving effect to the foregoing sentence, will remain exercisable until the earliest to occur of the one-year anniversary following Dr. Goldsmith’s termination of service, and the original expiration date of such option.

Each of the foregoing severance payments and benefits are subject to Dr. Goldsmith’s execution of a general release of claims against us, and his compliance with certain non-competition and non-solicitation provisions set forth in his employment agreement or our standard confidentiality and inventions assignment agreement. To the extent such severance payments and benefits are payable in connection with a change in control and would result in excise taxes imposed by Section 4999 of the Internal Revenue Code of 1986, as amended, then pursuant to this employment agreement, Dr. Goldsmith would be entitled to receive (i) the full payment of such payments and benefits or (ii) such lesser amount as would result in no portion of those payments and benefits being subject to the excise tax, whichever results in the greater net after-tax position for Dr. Goldsmith.

Pursuant to Ms. Quigley’s employment agreement, as amended, if the executive is terminated without “cause” or resigns for “good reason” (as such terms are defined in her employment agreement), she will be entitled to (i) a lump-sum payment equal to 12 months of her base salary, (ii) a taxable lump-sum payment equal to 12 months of COBRA premiums she would be required to pay to maintain group healthcare coverage as in effect on the date of termination, (iii) a pro-rata target bonus for the year in which the termination occurs and (iv) 12 months acceleration of any then-outstanding unvested equity awards.

Pursuant to Dr. Romano’s employment agreement, as amended, if prior to August 15, 2021, the executive is terminated without “cause” or resigns for “good reason” (as such terms are defined in his employment agreement), (i) he will receive accelerated vesting of stock options that are scheduled to vest in the 12 month period after his termination date, (ii) his post-termination exercise period for vested stock options as of August 15, 2021 will be extended to 12 months after termination of employment, (iii) upon termination of employment, he will receive a lump sum payment equal to 12 months of his annual salary, plus a lump sum equal to twelve months of the monthly COBRA premium he would be required to pay to continue in the group health plan, payable within 30 days after the termination date, and (iv) the terms of his non-competition agreement will be revised.

In the event that a successor company does not assume or substitute the equity awards held by Ms. Quigley and Dr. Romano in connection with a “change in control”, or if the executive is terminated without “cause” or resigns for “good reason” within two months prior to, or 12 months following, a “change in control” (as such terms are defined in their respective employment agreements), then, his or her then outstanding unvested options and other equity awards will become fully vested and exercisable, as applicable, and any forfeiture restrictions thereon will lapse and in addition to the severance noted above, and the executive will receive 100% of his or her then current target bonus, payable in a lump sum. Unless otherwise set forth in an applicable grant agreement, any performance conditions applicable to such equity awards will be deemed achieved at the greater of target or actual performance.

The foregoing severance payments and benefits are subject to the Ms. Quigley’s and Dr. Romano’s execution of a general release of claims against us, and the executive’s compliance with certain non-competition and non-solicitation provisions set forth in the executive’s employment agreement or our standard confidentiality and inventions assignment agreement. To the extent such severance payments and benefits are payable in connection with a change in control and would result in excise taxes imposed by Section 4999 of the Internal Revenue Code of 1986, as amended, then pursuant to the executive’s respective employment agreement, the executive would be entitled to receive (i) the full payment of such payments and benefits or (ii) such lesser amount as would result in no portion of those payments and benefits being subject to the excise tax, whichever results in the greater net after-tax position for the executive.

EQUITY COMPENSATION PLAN INFORMATION

The following table presents information as of December 31, 2020 with respect to compensation plans under which shares of our common stock may be issued.

Weighted-
average
	Number of securities	exercise price of	Number of securities
	to be issued upon	outstanding	remaining available
	exercise of	options,	for future issuance
	outstanding options,	warrants and	under equity
Plan category	warrants and rights (1)	rights	compensation plans (2)
Equity compensation plans approved by security holders	6,928,111	$12.36	3,320,729
Equity compensation plans not approved by security holders	—	—	—
Total	6,928,111	$12.36	3,320,729

1)	Includes our 2018 Equity Incentive Plan (2018 EIP) and our 2020 Equity Incentive Plan (2020 EIP). Excludes purchase rights accruing under our 2020 Employee Stock Purchase Plan (2020 ESPP).
2)	There are no shares of common stock available for issuance under our 2018 EIP, but the plan continues to govern the terms of stock options granted thereunder. Any shares of common stock that are subject to outstanding awards under the 2018 EIP that are issuable upon the exercise of stock options that expire or become unexercisable for any reason without having been exercised in full will generally be available for future grant and issuance under our 2020 EIP. In addition, the 2020 EIP provides for an automatic increase in the number of shares reserved for issuance thereunder on January 1 of each year for the remaining term of the plan equal to (a) 5.0% of the number of issued and outstanding shares of common stock on December 31 of the immediately preceding year, or (b) an amount as approved by the board each year. Pursuant to this provision, the number of shares reserved for grant and issuance under our 2020 Plan increased by 2,295,845 shares on January 1, 2021. Also, the 2020 Employee Stock Purchase Plan provides for an automatic annual increase in the number of shares reserved for issuance thereunder on January 1 of each year for the remaining term of the plan equal to (a) 1.0% of the number of issued and outstanding shares of common stock on December 31 of the immediately preceding year, or (2) a lesser amount as approved by the Board each year. Pursuant to this provision, the number of shares reserved for grant and issuance under our 2020 Employee Stock Purchase Plan increased by 459,170 shares on January 1, 2021.

CERTAIN RELATIONSHIPS AND RELATED-PARTY TRANSACTIONS

Other than the executive officer and director compensation arrangements discussed above under “Executive Compensation” and “Proposal No. 1—Election of Directors-Director Compensation,” respectively, below we describe the transactions to which we were a party since January 1, 2019, in which the amount involved exceeded the lesser of $120,000 and 1% of the average of the Company’s total assets at year-end for the prior two completed fiscal years and in which our directors, executive officers, former directors, former executive officers, director nominees and holders of more than 5% of our common stock, or other persons as may be required to be disclosed pursuant to Item 404 of Regulation S-K, had a direct or indirect material interest.

Sales of Convertible Preferred Stock

Series A-2

In May 2019, we sold an aggregate of 22,209,301 shares of our Series A-2 convertible preferred stock at a purchase price of $2.15 per share for an aggregate purchase price of approximately $47.7 million. Each 4.43316 shares of our Series A-2 convertible preferred stock automatically converted into one share of our common stock upon completion of our initial public offering. The following table summarizes the Series A-2 convertible preferred stock purchased by our executive officers, members, or former members, of our board of directors or their affiliates and holders of more than 5% of our outstanding capital stock:

	Shares of
	convertible	Total
	preferred	purchase
Name of stockholder	stock	price ($)
Frazier Life Sciences IX, L.P.(1)	4,651,163	10,000,000
OrbiMed Private Investment VII, LP(2)	5,813,953	12,499,999
Versant Venture Capital VI, L.P.(3)	4,651,163	10,000,000
New Leaf Ventures III, L.P.(4)	2,325,581	4,999,999
Vivo Capital and affiliated entities(5)	2,325,581	4,999,999
LAV Prescience Limited(6)	2,325,581	4,999,999

1)	Frazier Life Sciences IX, L.P., or Frazier, holds more than 5% of our outstanding capital stock. Patrick Heron, a member of board of directors whose term is expiring at our 2021 Annual Meeting, and Tadataka Yamada, M.D., a member of our board of directors, is the managing general partner and venture partner, respectively, at Frazier.
2)	OrbiMed Private Investment VII, LP, or OrbiMed, holds more than 5% of our outstanding capital stock. Carl L. Gordon, Ph.D., CFA, and Stephen Squinto, Ph.D., each a former member of our board of directors, is the founding partner and venture partner, respectively, at OrbiMed.
3)	These securities are held of record by Versant Venture Capital VI, L.P. (“VVC VI”). Versant Ventures VI GP, L.P. (“VV VI GP”) is the sole general partner of VVC VI. Versant Ventures VI GP-GP, LLC (“VV VI GP-GP”) is the sole general partner of VV VI GP and may be deemed to have voting and investment power over the securities held by VVC VI and as a result may be deemed to have beneficial ownership over such securities. Tom Woiwode, Ph.D., is a Managing Director of VV VI GP-GP and may be deemed to indirectly beneficially own the securities through his interest in VV VI GP-GP. Dr. Woiwode disclaims beneficial ownership of such securities, except to the extent of his pecuniary interest therein, if any.
4)	New Leaf Ventures III, L.P., or New Leaf, previously held more than 5% of our outstanding capital stock. Liam Ratcliffe, M.D., Ph.D., a member of our board of directors, was previously a managing director at New Leaf.
5)	Vivo Capital Fund VIII, L.P. and Vivo Capital Surplus Fund VIII, L.P. together previously held more than 5% of our outstanding capital stock.
6)	LAV Prescience Limited holds more than 5% of our outstanding capital stock.

Series B

In August 2019, we sold an aggregate of 33,592,907 shares of our Series B convertible preferred stock at a purchase price of $3.2745 per share for an aggregate purchase price of approximately $110.0 million. Each 4.43316 shares of our Series B convertible preferred stock automatically converted into one share of our common stock upon completion of our initial public offering. The following table summarizes the Series B convertible preferred stock purchased by our executive officers, members, or former members, of our board of directors or their affiliates and holders of more than 5% of our outstanding capital stock:

	Shares of
	convertible	Total
	preferred	purchase
Name of stockholder	stock	price ($)
Frazier Life Sciences IX, L.P.(1)	1,918,681	6,282,721
OrbiMed and affiliated entities(2)	5,452,252	17,853,498
Versant Vantage I, L.P.(3)	3,140,241	10,282,719
New Leaf Ventures III, L.P.(4)	959,340	3,141,359
Vivo Capital and affiliated entities(5)	959,399	3,141,356
LAV Prescience Limited(6)	1,791,528	5,866,358
AI Passage LLC(7)	9,161,704	30,000,000

1)	Frazier Life Sciences IX, L.P., or Frazier, holds more than 5% of our outstanding capital stock. Patrick Heron, a member of board of directors whose term is expiring at our 2021 Annual Meeting, and Tadataka Yamada, M.D., a member of our board of directors, is the managing general partner and venture partner, respectively, at Frazier.
2)	Represents shares acquired by Worldwide Healthcare Trust PLC and OrbiMed Private Investment VII, LP, or OrbiMed. OrbiMed and Worldwide Healthcare Trust PLC are affiliated and collectively hold more than 5% of our outstanding capital stock. Carl L. Gordon, Ph.D., CFA, and Stephen Squinto, Ph.D., each a former member of our board of directors, is the founding partner and venture partner, respectively, at OrbiMed.
3)	These securities are held of record by Versant Vantage I, L.P. (“VV I”). Versant Vantage I GP, L.P. (“VV I GP”) is the sole general partner of VV I. Versant Vantage I GP-GP, LLC (“VV I GP-GP”) is the sole general partner of VV I GP and may be deemed to have voting and investment power over the securities held by VV I and as a result may be deemed to have beneficial ownership over such securities. Tom Woiwode, Ph.D., is a Managing Director of VV I GP-GP and may be deemed to indirectly beneficially own the securities through his interest in VV I GP-GP. Dr. Woiwode disclaims beneficial ownership of such securities, except to the extent of his pecuniary interest therein, if any.
4)	New Leaf Ventures III, L.P., or New Leaf, previously held more than 5% of our outstanding capital stock. Liam Ratcliffe, M.D., Ph.D., a member of our board of directors, was previously a managing director at New Leaf.
5)	Vivo Capital Fund VIII, L.P. and Vivo Capital Surplus Fund VIII, L.P. together previously held more than 5% of our outstanding capital stock.
6)	LAV Prescience Limited holds more than 5% of our outstanding capital stock.
7)	AI Passage LLC, or Access, holds more than 5% of our outstanding capital stock. Liam Ratcliffe, M.D., Ph.D., a member of our board of directors, is affiliated with Access.

Insider Participation in Initial Public Offering

Certain of our principal stockholders and their affiliated entities, including stockholders affiliated with certain of our directors, purchased an aggregate of 3,233,900 shares of our common stock in our initial public offering on March 3, 2020 at the initial public offering price of $18.00 per share. The following table summarizes the shares of common stock purchased by our executive officers, members of our board of directors or their affiliates and holders of more than 5% of our outstanding capital stock in an amount exceeding $120,000:

	Shares of	Total purchase
Name of stockholder	stock	price ($)
Frazier Life Sciences IX, L.P.(1)	550,000	9,900,000
OrbiMed and affiliated entities(2)	700,000	12,600,000
Versant Ventures and affiliated entities(3)	225,000	4,050,000
New Leaf Ventures and affiliated entities(4)	250,000	4,500,000
Vivo Capital and affiliated entities(5)	550,000	9,900,000
LAV Prescience Limited(6)	400,000	7,200,000
AI Passage LLC(7)	550,000	9,900,000
Athena Countouriotis	8,900	160,200

1)	Frazier holds more than 5% of our outstanding capital stock. Patrick Heron, a member of board of directors whose term is expiring at our 2021 Annual Meeting, and Tadataka Yamada, M.D., a member of our board of directors, is the managing general partner and venture partner, respectively, at Frazier.

2)	OrbiMed holds more than 5% of our outstanding capital stock. Stephen Squinto, Ph.D., a former member of our board of directors, is a venture partner at OrbiMed.
3)	Versant Ventures holds more than 5% of our outstanding capital stock. Tom Woiwode, Ph.D., is a Managing Director of VV I GP-GP and may be deemed to indirectly beneficially own the securities through his interest in VV I GP-GP. Dr. Woiwode disclaims beneficial ownership of such securities, except to the extent of his pecuniary interest therein, if any.
4)	New Leaf Ventures III, L.P., or New Leaf, previously held more than 5% of our outstanding capital stock. Liam Ratcliffe, M.D., Ph.D., a member of our board of directors, was previously a managing director at New Leaf.
5)	Vivo Capital Fund VIII, L.P. and Vivo Capital Surplus Fund VIII, L.P. together previously held more than 5% of our outstanding capital stock.
6)	LAV Prescience Limited holds more than 5% of our outstanding capital stock.
7)	AI Passage LLC, or Access, holds more than 5% of our outstanding capital stock. Liam Ratcliffe, M.D., Ph.D., a member of our board of directors, is affiliated with Access.

Consulting Agreement

In January 2019, we entered into a consulting agreement with James M. Wilson, M.D., Ph.D., an employee at the University of Pennsylvania, to serve as our Chief Scientific Advisor, and at the time of entry into the consulting agreement a holder of greater than 5% of our outstanding capital stock. We will make payments of $100,000 per year for such consulting services, payable in quarterly installments at the beginning of each fiscal quarter. Additionally, we granted to Dr. Wilson a stock option to purchase 137,774 shares of our common stock at an exercise price of $1.02 per share. The consulting agreement automatically renewed on December 31, 2019 for an additional calendar year and was amended in January 2020 to provide that upon a termination of Dr. Wilson’s service resulting from a notice of non-renewal of the term of his consulting agreement or a termination by us, in either case other than for cause (as defined in the consulting agreement), death or disability within 2 months prior to, or 12 months following a change in control, then subject to Dr. Wilson’s execution and non-revocation of a release of claims in our favor, each of Dr. Wilson’s then-outstanding equity awards will accelerate and become fully vested upon such termination of service provided that, any equity awards subject to performance-based vesting conditions may be subject to alternative treatment pursuant to the applicable grant agreement and, absent any such treatment in the grant agreement, the vesting acceleration will be deemed achieved at the greater of target or actual performance.

Relationships with an Immediate Family Member of our Chief Operating Officer

In November 2018, we entered into a consulting agreement with Chris Quigley, the spouse of Jill Quigley, our Chief Operating Officer, to provide financial consulting services. In accordance with this agreement as compensation for services provided, we paid Mr. Quigley approximately $121,000 in 2019. In January 2020, we hired Mr. Quigley as Senior Director of Finance. He received a new hire option grant to purchase 36,567 shares of common stock at an exercise price of $11.00 and his base salary is less than $225,000, consistent with the compensation paid to employees in similar positions.

University of Pennsylvania

We are party to a license, research and collaboration agreement with Penn’s GTP, headed by Dr. Wilson. In accordance with this agreement we issued shares to Penn that caused them to become a holder of more than 5% of our outstanding common stock. Under our agreement with Penn we provide certain funding to Penn to conduct research and discovery work.

Loans to Executive Officers

In February 2019, we received a promissory note from Jill M. Quigley, J.D., our Chief Operating Officer, in connection with Ms. Quigley’s purchase of shares of our common stock. The principal amount of the note was $0.3 million, which accrued interest at 2.91%, compounding annually. The note was forgiven in full in January 2020.

In February 2019, we received a promissory note from Stephen Squinto, Ph.D., our former interim Chief Executive Officer, former Acting Head of Research and Development and a former director, in connection with Dr. Squinto’s purchase of shares of our common stock. The principal amount of the note was $0.6 million, which accrued interest at 2.91%, compounding annually. The note was forgiven in full in January 2020.

Policies and Procedures for Related-Party Transactions

Our Board of Directors has adopted a written related person transactions policy. Under this policy, our executive officers, directors, nominees for election as a director, beneficial owners of more than 5% of our common stock, and any members of the immediate family of and any entity affiliated with any of the foregoing persons, are not permitted to enter into a material related person transaction with us without the review and approval of our audit committee, or a committee composed solely of independent directors in the event it is inappropriate for our audit committee to review such transaction due to a conflict of interest. The policy provides that any request for us to enter into a transaction with an executive officer, director, nominee for election as a director, beneficial owner of more than 5% of our common stock or with any of their immediate family members or affiliates in which the amount involved exceeds $120,000 will be presented to our audit committee for review, consideration and approval. In approving or rejecting any such proposal, our audit committee will consider the relevant facts and circumstances available and deemed relevant to the audit committee, including, but not limited to, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person’s interest in the transaction.

ADDITIONAL INFORMATION

Stockholder Proposals to be Presented at Next Annual Meeting

Requirements for Stockholder Proposals to be Brought Before an Annual Meeting. Our bylaws provide that for stockholder nominations to our Board of Directors or other proposals to be considered at an annual meeting of stockholders, the stockholder must give timely notice thereof in writing to the Corporate Secretary at Passage Bio, Inc., One Commerce Square, 2005 Market Street, 39th Floor, Philadelphia, Pennsylvania 19103.

To be timely for our company’s annual meeting of stockholders to be held in 2022 (2022 Annual Meeting), a stockholder’s notice must be delivered to or mailed and received by our Corporate Secretary at our principal executive offices not earlier than the close of business on January 27, 2022 and not later than the close of business on February 26, 2022. A stockholder’s notice to the Corporate Secretary must set forth as to each matter the stockholder proposes to bring before the 2022 Annual Meeting the information required by applicable law and our bylaws. However, if the date of the 2022 Annual Meeting is more than 30 days before or more than 70 days after the one-year anniversary of the date of our 2021 Annual Meeting, for the stockholder notice to be timely, it must be delivered to the Corporate Secretary at our principal executive offices not earlier than the close of business on the 120th day prior to the currently proposed annual meeting and not later than the close of business on the later of (1) the 90th day prior to such annual meeting or (2) the close of business on the 10th day following the day on which public announcement of the date of such meeting is first made by us.

Requirements for Stockholder Proposals to be Considered for Inclusion in our Proxy Materials. Stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act and intended to be presented at our 2022 Annual Meeting must be received by us not later than January 14, 2022 in order to be considered for inclusion in our proxy materials for that meeting. A stockholder’s notice to the Corporate Secretary must set forth as to each matter the stockholder proposes to bring before the 2022 Annual Meeting the information required by applicable law and our bylaws.

Available Information

The Annual Report on Form 10-K is also available at https://investors.passagebio.com/financials-and-filings/sec-filings.

“Householding” – Stockholders Sharing the Same Address

The SEC has adopted rules that permit companies and intermediaries (such as brokers) to implement a delivery procedure called “householding.” Under this procedure, multiple stockholders who reside at the same address may receive a single copy of our Annual Report on Form 10-K and proxy materials, including the Notice of Internet Availability, unless the affected stockholder has provided other instructions. This procedure reduces printing costs and postage fees, and helps protect the environment as well.

We expect that a number of brokers with account holders who are our stockholders will be “householding” our Annual Report on Form 10-K and proxy materials, including the Notice of Internet Availability. A single Notice of internet Availability and, if applicable, a single set of Annual Report on Form 10-K and other proxy materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from one or more of the affected stockholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. Stockholders may revoke their consent at any time by contacting their broker.

Upon written or oral request, we will undertake to promptly deliver a separate copy of the Notice of Internet Availability and, if applicable, proxy statement, proxy card, Annual Report on Form 10-K and other proxy materials to any stockholder at a shared address to which a single copy of any of those documents was delivered. To receive a separate copy of the Notice of Internet Availability and, if applicable, proxy statement, proxy card, Annual Report on Form 10-K and other proxy materials, you may write our Corporate Secretary at Passage Bio, Inc., One Commerce Square, 2005 Market Street, 39th Floor, Philadelphia, Pennsylvania 19103, Attn: Corporate Secretary, submit a request on our website at https://investors.passagebio.com/investor-resources/investor-contact or contact Edgar Cale at (267) 866-0311.

Any stockholders who share the same address and currently receive multiple copies of our Notice of Internet Availability or Annual Report on Form 10-K and other proxy materials who wish to receive only one copy in the future can contact their bank, broker or other holder of record to request information about “householding” or our Investor Relations Department at the address or telephone number listed above.

OTHER MATTERS

Our Board of Directors does not presently intend to bring any other business before the Annual Meeting and, so far as is known to the Board of Directors, no matters are to be brought before the Annual Meeting except as specified in the notice of the Annual Meeting. As to any business that may arise and properly come before the Annual Meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 26, 2021. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. PASSAGE BIO, INC. ONE COMMERCE SQUARE 2005 MARKET STREET PHILADELPHIA, PA 19103 During The Meeting - Go to www.virtualshareholdermeeting.com/PASG2021 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 26, 2021. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it as soon as possible before the Annual Meeting in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: D41921-P53897 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. PASSAGE BIO, INC. The Board of Directors recommends you vote FOR the following: For Withhold AllAll For AllTo withhold authority to vote for any individual Exceptnominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below. ! ! ! 1. To elect three Class I directors, each to serve a three-year term through the third Annual Meeting of Stockholders following this meeting and until a successor has been elected and qualified or until earlier resignation or removal. Nominees: 01) Bruce A. Goldsmith, Ph.D. 02) Derrell D. Porter, M.D. 03) Tadataka Yamada, M.D. For Against Abstain The Board of Directors recommends you vote FOR the following proposal: ! ! ! 2. To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021. 3. Any such other business as may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and 10K Wrap are available at www.proxyvote.com. D41922-P53897 PASSAGE BIO, INC. Annual Meeting of Stockholders May 27, 2021 4:30 PM This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) Bruce A. Goldsmith, Ph.D. and Richard S. Morris, as proxies, each with power to act without the other and each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of PASSAGE BIO, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 4:30 PM, Easter n T ime on May 27, 2021, virtually at www.virtualshareholdermeeting.com/PASG2021, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side